   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 29, 2000

                                                      REGISTRATION NO. 333-87573
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                            PRE-EFFECTIVE AMENDMENT

                                    NO. 2 TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


            OLD NATIONAL BANCORP                              ONB CAPITAL TRUST I
(Exact Name of Registrant as Specified in its                ONB CAPITAL TRUST II
                  Charter)                                   ONB CAPITAL TRUST III
                                                             ONB CAPITAL TRUST IV
                                                  (Exact Name Of Each Registrant As Specified
                                                                in its Charter)

                   INDIANA                                         DELAWARE
(State or other jurisdiction of incorporation    (State or other jurisdiction of incorporation
                     or                                               or
         organization of registrant)                   organization of each registrant)

                 33-1539838                                       35-6687059
   (I.R.S. Employer Identification Number)                        35-6687058
                                                                  35-6687057
                                                                  35-6687056
                                                    (I.R.S. Employer Identification Number)

               420 Main Street                                  420 Main Street
          Evansville, Indiana 47708                        Evansville, Indiana 47708
               (812) 464-1434                                   (812) 464-1434
 (Address, including zip code, and telephone      (Address, including zip code, and telephone
       number, including area code of                     number, including area code
  registrant's principal executive offices)      of registrant's principal executive offices)

                            JEFFREY L. KNIGHT, ESQ.
                    Corporate Secretary and General Counsel
                              Old National Bancorp
                                420 Main Street
                           Evansville, Indiana 47708
                                 (812) 464-1434
               (Name, address, including zip code, and telephone
                    number, area code, of agent for service)

                                With copies to:

              TIMOTHY M. HARDEN                               KENNETH L. BACHMAN
   Krieg DeVault Alexander & Capehart, LLP            Cleary, Gottlieb, Steen & Hamilton
           2800 One Indiana Square                      2000 Pennsylvania Avenue, N.W.
         Indianapolis, IN 46204-2017                        Washington, D.C. 20006
               (317) 636-4341                                   (202) 974-1500

                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
                                                   (Continued on following page)

(Continued from previous page)

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

     The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                 SUBJECT TO COMPLETION DATED FEBRUARY 29, 2000


PROSPECTUS SUPPLEMENT

(TO PROSPECTUS DATED FEBRUARY 29, 2000)



                         2,000,000 PREFERRED SECURITIES


                              ONB CAPITAL TRUST I
                      % TRUST PREFERRED SECURITIES (TRUPS(R))
              FULLY, IRREVOCABLY AND UNCONDITIONALLY GUARANTEED BY

                              OLD NATIONAL BANCORP

     A brief description of the % Trust Preferred Securities (TRUPS(R)) can be found under "Summary Information -- Q&A" in this prospectus supplement.
                           -------------------------

     Application will be made to list the   % Trust Preferred Securities
(TRUPS(R)) on the New York Stock Exchange. If approved, Old National Bancorp
expects trading of the   % Trust Preferred Securities (TRUPS(R)) to begin within
30 days after they are first issued.


     INVESTING IN THE      % TRUST PREFERRED SECURITIES (TRUPS(R)) INVOLVES
RISK. SEE "RISK FACTORS" BEGINNING ON PAGE S-6.


     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     These securities are not deposits or savings accounts. These securities are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.
                           -------------------------

                                                                   PER TRUST
                                                               PREFERRED SECURITY           TOTAL
                                                               ------------------           -----
Public offering price                                                  $                      $
Underwriting commissions to be paid by Old National Bancorp        See below.             See below.
Proceeds to ONB Capital Trust I                                        $                      $

                           -------------------------


     Underwriting commissions of $     per   % Trust Preferred Security (or
$     for all  % Trust Preferred Securities (TRUPS(R))) will be paid by Old
National Bancorp; except that for sales of      % Trust Preferred Securities
(TRUPS(R)) to certain institutions, the underwriting commission will be $0.50 per % Trust Preferred Security (TRUPS(R)).


     Old National Bancorp expects that the   % Trust Preferred Securities
(TRUPS(R)) will be ready for delivery in book-entry form only through The
Depository Trust Company on or about              , 2000.

     "TRUPS(R)" is a registered service mark of Salomon Smith Barney Inc.
                           -------------------------

SALOMON SMITH BARNEY

           MERRILL LYNCH & CO.


                       PAINE WEBBER INCORPORATED


                                   PRUDENTIAL SECURITIES INCORPORATED


                                            STIFEL, NICHOLAUS & COMPANY


                                                        INCORPORATED

          , 2000

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT


                                                               PAGE
                                                               ----
Summary Information -- Q&A..................................    S-3
Risk Factors................................................    S-6
Cautionary Statements.......................................    S-9
Use of Proceeds.............................................    S-9
Selected Financial Data.....................................   S-10
Recent Developments.........................................   S-11
Accounting Treatment........................................   S-13
Description of Securities...................................   S-13
Certain Terms of the Preferred Securities...................   S-14
Certain Terms of the Junior Subordinated Debentures.........   S-15
United States Federal Income Taxation.......................   S-16
ERISA Considerations........................................   S-21
Underwriting................................................   S-23
Legal Matters...............................................   S-24


                                   PROSPECTUS

About this Prospectus.......................................     2
Forward-Looking Statements and Cautionary Factors...........     2
Where You Can Find More Information.........................     3
Old National Bancorp........................................     4
The ONB Trusts..............................................     5
Use of Proceeds.............................................     6
Capitalization..............................................     7
Ratio of Earnings to Fixed Charges..........................     7
Description of Debt Securities..............................     7
Description of Capital Securities...........................    18
Description of Guarantees...................................    28
Relationship Among the Capital Securities, the Corresponding
  Junior Subordinated Debentures and the Guarantees.........    31
Book-Entry Issuance.........................................    32
Underwriting................................................    35
Certain Legal Matters.......................................    36
Experts.....................................................    37

                            SUMMARY INFORMATION-Q&A

     The following information supplements, and should be read together with, the information contained in other parts of this prospectus supplement and in the accompanying prospectus. This summary highlights selected information from this prospectus supplement and the accompanying prospectus to help you understand the preferred securities. You should carefully read this prospectus supplement and the accompanying prospectus to understand fully the terms of the preferred securities as well as the tax and other considerations that are important to you in making a decision about whether to invest in the preferred securities. You should pay special attention to the "Risk Factors" section beginning on page S-6 of this prospectus supplement to determine whether an investment in the preferred securities is appropriate for you.

WHAT ARE THE PREFERRED SECURITIES?

     Each preferred security represents an undivided beneficial interest in the assets of ONB Capital Trust I. Each preferred security will entitle the holder to receive quarterly cash distributions as described in this prospectus
supplement. ONB Capital Trust I is offering           preferred securities at a
price of $     for each preferred security.

WHO IS ONB CAPITAL TRUST I?

     ONB Capital Trust I will sell its preferred securities to the public and its common securities to Old National Bancorp. ONB Capital Trust I will use the
proceeds from these sales to buy from Old National a series of   % junior
subordinated debentures due           , 2030, with the same financial terms as
the preferred securities. Old National will guarantee payments made on the preferred securities as described below.

     The principal place of business of ONB Capital Trust I is c/o Old National Bancorp, 420 Main Street, Evansville, Indiana 47708. Its telephone number is
(812) 464-1434.

     Bank One Trust Company, NA will act as property trustee of ONB Capital Trust I. Bank One Delaware, Inc. will be the Delaware trustee. Bank One Trust Company, NA will act as trustee under the indenture pursuant to which the junior subordinated debentures will be issued and will act as trustee under the guarantee of Old National. The property trustee and Delaware trustee are sometimes referred to as the issuer trustees. In addition, two officers, employees or affiliates of Old National will act as administrators of ONB Capital Trust I.

WHO IS OLD NATIONAL?

     Old National is a bank holding company. Old National currently operates 119 banking offices in Indiana, Illinois and Kentucky. Old National also owns non-bank subsidiaries that provide fiduciary, trust, securities brokerage, investment, insurance agency and consumer finance services. Old National's principal office is at 420 Main Street, Evansville, Indiana 47708. Old National's telephone number is (812) 464-1434. See "Old National Bancorp" in the accompanying prospectus.

WHEN WILL YOU RECEIVE QUARTERLY DISTRIBUTIONS?

     If you purchase the preferred securities, you are entitled to receive
cumulative cash distributions at an annual rate of   % of the liquidation amount
of $25 per preferred security. Distributions will accumulate from the date ONB Capital Trust I issues the preferred securities and will be paid quarterly in
arrears on           ,           ,           and           of each year,
beginning           ,           .

     ONB Capital Trust I's only source of cash to make distributions on the preferred securities is the quarterly payments ONB Capital Trust I will receive on the junior subordinated debentures it purchases from Old National.

WHEN CAN PAYMENT OF YOUR DISTRIBUTIONS BE DEFERRED?

     So long as no event of default under the junior subordinated debentures has occurred and is continuing, Old National may, on one or more occasions, defer interest payments on the junior subordinated debentures for up to 20 consecutive quarterly periods. A deferral of interest payments cannot extend, however, beyond the maturity date of the junior subordinated debentures, which is
            , 2030.

     If Old National defers interest payments on the junior subordinated debentures, ONB Capital Trust I will also defer distributions on the preferred securities. During this deferral period, distributions will continue to accrue
on the preferred securities at an annual rate of   % of the liquidation amount
of $25 per preferred security. Also, the deferred distributions will themselves
accrue interest at an annual rate of   % to the extent permitted by law. Once
Old National makes all interest payments on the junior subordinated debentures, with accrued interest, it can again defer interest payments on the junior subordinated debentures if no event of default under the junior subordinated debentures has occurred and is continuing.

     During any period in which Old National defers interest payments on the junior subordinated debentures, with limited exceptions, Old National will not be permitted to:

     - pay a dividend or make any distributions on its capital stock or redeem, purchase, acquire or make a liquidation payment on any of its capital stock, or make any guarantee payments with respect to the foregoing; or

     - make an interest, principal or premium payment on, or repay, repurchase or redeem, any of Old National's debt securities that rank equal or junior to the junior subordinated debentures.

     If Old National defers payments of interest on the junior subordinated debentures, the preferred securities will, from the time of the deferral, be treated as being issued with original issue discount for United States federal income tax purposes. This means you will be required to recognize interest income with respect to distributions and include those amounts in your gross income for United States federal income tax purposes even though you will not have received any cash distributions relating to that interest income. See "United States Federal Income Taxation -- Interest Income and Original Issue Discount."

WHEN CAN ONB CAPITAL TRUST I REDEEM THE PREFERRED SECURITIES?

     ONB Capital Trust I must redeem all of the outstanding preferred securities and common securities when the junior subordinated debentures are paid at
maturity on             , 2030. In addition, if Old National redeems any junior
subordinated debentures before their maturity date, ONB Capital Trust I will use the cash it receives from that redemption to redeem, on a pro rata basis, preferred securities and common securities having a combined liquidation amount equal to the principal amount of the junior subordinated debentures redeemed.

     Old National can redeem some or all of the junior subordinated debentures before their maturity at a redemption price equal to $25 per junior subordinated debenture plus accrued and unpaid distributions to the date of redemption on one
or more occasions at any time on or after             , 2005. Old National also
has the option to redeem the junior subordinated debentures, in whole, but not in part, at any time if certain changes in tax, investment company or bank regulatory law occur and other specified conditions are satisfied, as more fully described under "Certain Terms of the Preferred Securities -- Redemption -- Special Event Redemption." In that case, the redemption price will be equal to $25 per preferred security plus accrued and unpaid distributions to the date of redemption. Prior to any redemption, Old National will obtain any required regulatory approvals.

WHAT IS OLD NATIONAL'S GUARANTEE OF THE PREFERRED SECURITIES?

     Old National's guarantee of the distributions on the preferred securities will be based on:

     - its obligations to make payments on the junior subordinated debentures;

     - its obligations under the guarantee; and

     - its obligations under the trust agreement of ONB Capital Trust I.

     Old National has irrevocably guaranteed that if a payment on the junior subordinated debentures is made to ONB Capital Trust I but, for any reason, ONB Capital Trust I does not make the corresponding distribution or redemption payment to the holders of the preferred securities, then Old National will make the payments directly to the holders of the preferred securities. To avoid a double payment to a holder of the preferred securities, if Old National makes a payment under the guarantee, the holder will no longer have a right to receive the corresponding payment from ONB Capital Trust I.

     The payment of distributions on the preferred securities is guaranteed by Old National under the guarantee only to the extent ONB Capital Trust I has funds legally and immediately available to make distributions.

     Old National's obligations under the guarantee are subordinated as described on page 31 of the accompanying prospectus.

WHEN COULD THE JUNIOR SUBORDINATED DEBENTURES BE DISTRIBUTED TO YOU?

     Old National has the right to terminate ONB Capital Trust I at any time. If Old National terminates ONB Capital Trust I, ONB Capital Trust I, after satisfaction of any liabilities to its creditors as provided by applicable law, will liquidate by distributing the junior subordinated debentures to holders of the preferred securities and the common securities on a pro rata basis. If the junior subordinated debentures are distributed, Old National will use its best efforts to list the junior subordinated debentures on the New York Stock Exchange (or any other exchange on which the preferred securities are then listed) in place of the preferred securities.

WILL THE PREFERRED SECURITIES BE LISTED ON A STOCK EXCHANGE?

     Application will be made to list the preferred securities on the New York Stock Exchange. If approved, trading of the preferred securities is expected to begin within 30 days after they are first issued.

WILL HOLDERS OF THE PREFERRED SECURITIES HAVE ANY VOTING RIGHTS?


     Generally, the holders of the preferred securities will not have any voting rights. See "Description of Capital Securities -- Voting Rights; Amendment of Each Trust Agreement" in the accompanying prospectus.


IN WHAT FORM WILL THE PREFERRED SECURITIES BE ISSUED?

     The preferred securities will be represented by one or more global securities that will be deposited with and registered in the name of The Depository Trust Company or its nominee. This means that you will not receive a certificate for your preferred securities and that your broker will maintain your position in the preferred securities. Old National expects that the preferred securities will be ready for delivery through DTC on or about
            , 2000.

                                  RISK FACTORS

     Your investment in the preferred securities will involve certain risks. You should carefully consider the following discussion of risks, and the other information in this prospectus supplement and the accompanying prospectus, including documents incorporated by reference in the prospectus, before deciding whether an investment in the preferred securities is suitable for you.

OLD NATIONAL'S OBLIGATIONS UNDER THE JUNIOR SUBORDINATED DEBENTURES AND THE GUARANTEE ARE DEEPLY SUBORDINATED.

     Old National's obligations under the junior subordinated debentures are unsecured and will rank junior in priority of payment to all of Old National's Senior Debt as described on page 10 of the accompanying prospectus. Old National's obligations under the guarantee will rank in priority of payment as follows:

     - subordinate and junior in right of payment to all its other liabilities, except those that rank equally with or subordinate to the junior subordinated debentures by their terms;

     - equally with all other guarantees relating to preferred securities issued by any ONB Trust, if any are issued; and

     - senior to its common stock.

     This means that Old National cannot make any payments on the junior subordinated debentures or the guarantee if it defaults on a payment of Senior Debt and does not cure the default within the applicable grace period or if the Senior Debt becomes immediately due because of a default and has not yet been paid in full. In addition, in the event of the bankruptcy, liquidation or termination of Old National, its assets would be available to pay obligations under the guarantee only after Old National made all payments on its Senior Debt.

     Because Old National is a holding company, dividends and fees from subsidiaries are Old National's principal source of revenues from which to repay the junior subordinated debentures. Old National's subsidiaries engaged in the banking, insurance or securities business can only pay dividends if they are in compliance with applicable U.S. federal and state regulatory requirements. Old National's right to participate in any asset distribution of any of its subsidiaries, on liquidation, reorganization or otherwise, will rank junior to the rights of all creditors of that subsidiary, except to the extent that Old National may itself be a creditor of that subsidiary. The rights of holders of the preferred securities or junior subordinated debentures to benefit from those distributions will also be junior to those prior claims. Consequently, the junior subordinated debentures and, therefore, the preferred securities will be effectively subordinated to all liabilities of Old National's subsidiaries. You should look only to the assets of Old National for payments on the junior subordinated debentures and, consequently, the preferred securities.

     At September 30, 1999, Old National had total liabilities of approximately $6.4 billion, all of which effectively ranks senior to the junior subordinated debentures.


     None of the preferred securities, the junior subordinated debentures nor the guarantee limit the ability of Old National or its subsidiaries to incur additional debts, including debts that rank senior in priority of payment to the junior subordinated debentures and the guarantee. See "Description of Guarantees -- Status of the Guarantees" and "Description of Debt Securities" in the accompanying prospectus.


THE GUARANTEE ONLY COVERS PAYMENTS IF ONB CAPITAL TRUST I HAS CASH AVAILABLE, BUT YOU MAY SUE OLD NATIONAL DIRECTLY.

     The ability of ONB Capital Trust I to pay scheduled distributions on the preferred securities, the redemption price of the preferred securities and the liquidation amount of each preferred security is solely dependent upon Old National making the related payments on the junior subordinated debentures when due.

     If Old National defaults on its obligations to pay principal or interest on the junior subordinated debentures, ONB Capital Trust I will not have sufficient funds to pay distributions, the redemption price or the liquidation amount of each preferred security. In those circumstances, you will not be able to rely upon the guarantee for payment of these amounts.

     Instead, you:

     - may directly sue Old National or seek other remedies to collect your pro rata share of payments owed; or

     - may rely on the property trustee to enforce ONB Capital Trust I's rights against Old National under the junior subordinated debentures.

DEFERRAL OF DISTRIBUTIONS WOULD HAVE TAX CONSEQUENCES FOR YOU AND MAY AFFECT THE TRADING PRICE OF THE PREFERRED SECURITIES.

     So long as no event of default under the junior subordinated debentures has occurred and is continuing, Old National may, on one or more occasions, defer interest payments on the junior subordinated debentures for up to 20 consecutive quarterly periods. If Old National defers interest payments on the junior subordinated debentures, ONB Capital Trust I will defer distributions on the preferred securities during any deferral period. However, distributions would still accumulate and the deferred distributions would themselves accrue interest
at the rate of   % per annum, to the extent permitted by law.

     If Old National defers interest payments on the junior subordinated debentures, you will be required to recognize interest income in your gross income for United States federal income tax purposes in the form of original issue discount, based on your pro rata share of the accrued interest on the junior subordinated debentures held by ONB Capital Trust I, before you receive any cash relating to that interest. In addition, you will not receive the cash if you sell the preferred securities before the end of any deferral period or before the record date relating to distributions that are paid.

     Old National has no current intention of deferring interest payments on the junior subordinated debentures. However, if Old National exercises its deferral right in the future, the preferred securities may trade at a price that does not fully reflect the value of accrued but unpaid interest on the junior subordinated debentures. If you sell the preferred securities during an interest deferral period, you may not receive the same return on investment as someone else who continues to hold the preferred securities. In addition, because the preferred securities represent an undivided beneficial interest in ONB Capital Trust I, substantially all of the assets of which consist of the junior subordinated debentures, the existence of Old National's right to defer payments of interest on the junior subordinated debentures may mean that the market price for the preferred securities may be more volatile than other securities that do not have these rights.


     See "United States Federal Income Taxation" for more information regarding the tax consequences of purchasing, holding and selling the preferred securities.


YOU SHOULD NOT RELY ON DISTRIBUTIONS FROM THE PREFERRED SECURITIES THROUGH THE MATURITY DATE OF THE JUNIOR SUBORDINATED DEBENTURES -- THE JUNIOR SUBORDINATED DEBENTURES, AND CONSEQUENTLY, THE PREFERRED SECURITIES, MAY BE REDEEMED AT ANY TIME IF SPECIFIED CHANGES IN TAX, INVESTMENT COMPANY OR BANK REGULATORY LAW OCCUR.

     If certain changes in tax, investment company or bank regulatory law occur and are continuing, and other conditions are satisfied, the junior subordinated debentures may be redeemed by Old National, in whole but not in part, at any time within 90 days of the event at a redemption price equal to $25 per junior subordinated debenture plus any accrued and unpaid interest payments to the redemption date. Any such redemption will cause a mandatory redemption of preferred securities and common securities having an aggregate liquidation amount equal to the aggregate principal amount of the junior subordinated debentures redeemed. Prior to any such redemption, Old National will obtain any required regulatory approvals. See "Description of Debt Securities -- Certain Provisions Relating to Junior Subordinated Debentures Issued to the ONB Trusts -- Redemption" and "Description of Preferred Securities -- Redemption or Exchange" in the accompanying prospectus.


YOU SHOULD NOT RELY ON DISTRIBUTIONS FROM THE PREFERRED SECURITIES THROUGH THE MATURITY DATE OF THE JUNIOR SUBORDINATED DEBENTURES -- THE JUNIOR SUBORDINATED DEBENTURES AND, CONSEQUENTLY, THE PREFERRED SECURITIES, MAY BE REDEEMED AT THE OPTION OF OLD NATIONAL AS EARLY AS FIVE YEARS AFTER ISSUANCE.


     At the option of Old National, on or after             , 2005, the junior
subordinated debentures may be redeemed, in whole, at any time, or in part, from time to time, at a redemption price equal to $25 per junior subordinated debenture plus any accrued and unpaid interest payments to the redemption date. See "Certain Terms of the Junior Subordinated Debentures -- Redemption." Prior to any such redemption, Old National will obtain any required regulatory approvals. You should assume that Old National will exercise its redemption option if Old National is able to refinance at a lower interest rate or it is otherwise in Old National's interest to redeem the junior subordinated debentures. If the junior subordinated debentures are redeemed, ONB Capital Trust I must redeem the preferred securities and the common securities having an aggregate liquidation amount equal to the aggregate principal amount of junior subordinated debentures redeemed. See "Description of Capital
Securities -- Redemption or Exchange" in the accompanying prospectus.


OLD NATIONAL MAY TERMINATE ONB CAPITAL TRUST I AT ANY TIME.

     Old National has the right to terminate ONB Capital Trust I at any time, so long as it obtains any required regulatory approval. If Old National decides to exercise its right to terminate ONB Capital Trust I, ONB Capital Trust I, after satisfaction of any liabilities to its creditors as provided by applicable law, will liquidate by distributing the junior subordinated debentures to holders of the preferred securities and the common securities on a pro rata basis. Under current law, such a distribution would not be a taxable event for United States federal income tax purposes.

     Old National has no current intention of causing the termination of ONB Capital Trust I and the distribution of the junior subordinated debentures. Old National anticipates that it would consider exercising this right in the event that expenses associated with maintaining ONB Capital Trust I were substantially greater than currently expected, for example if unfavorable changes in tax law or investment company law occur. See "Description of Debt Securities -- Certain Provisions Relating to Junior Subordinated Debentures Issued to the ONB
Trusts -- Redemption" in the accompanying prospectus. Old National cannot predict the other circumstances under which this right would be exercised.

THERE CAN BE NO ASSURANCE AS TO THE MARKET PRICES FOR THE PREFERRED SECURITIES OR THE JUNIOR SUBORDINATED DEBENTURES; THEREFORE, YOU MAY SUFFER A LOSS.

     Old National and ONB Capital Trust I cannot give you any assurance as to the market prices for the preferred securities or the junior subordinated debentures distributed to you upon the termination of ONB Capital Trust I. Accordingly, the preferred securities that an investor may purchase, whether pursuant to the offer made by this prospectus supplement or in the secondary market, or the junior subordinated debentures that a holder of preferred securities would receive upon a termination of ONB Capital Trust I, may trade at a discount to the price that the investor paid to purchase the preferred securities offered by this prospectus supplement. As a result of Old National's right to defer interest payments on the junior subordinated debentures, the market price of the preferred securities, which represent undivided beneficial ownership interests in ONB Capital Trust I, substantially all of the assets of which consist of the junior subordinated debentures, may be more volatile than the market prices of other securities that are not subject to similar optional deferrals.

     Under current United States federal income tax law, a distribution of junior subordinated debentures to you on the termination of ONB Capital Trust I should not be a taxable event to you. However, if ONB Capital Trust I is characterized for United States federal income tax purposes as an association taxable as a corporation at the time it is terminated or if there is a change in law, the distribution of junior subordinated debentures to you may be a taxable event to you.

THERE MAY BE NO TRADING MARKET FOR THE PREFERRED SECURITIES.

     Before this offering there has been no market for the preferred securities. Although Old National has applied to list the preferred securities on the New York Stock Exchange, a listing does not guarantee that a trading market for the preferred securities will develop, or, if a trading market does develop, the depth of that market or the ability of the holders to easily sell their preferred securities.

YOU HAVE VOTING RIGHTS ONLY UNDER LIMITED CIRCUMSTANCES.


     You will have limited voting rights. In particular, subject to certain exceptions, only Old National can appoint or remove any of the issuer trustees. See "Description of Capital Securities -- Voting Rights; Amendment of Each Trust Agreement" in the accompanying prospectus.


                             CAUTIONARY STATEMENTS

     You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. Old National has not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Old National is not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus is accurate as of the date on the front of this prospectus supplement only. Old National's business, financial condition, results of operations and prospects may have changed since that date.

                                USE OF PROCEEDS

     ONB Capital Trust I will use all of the proceeds it receives from the sale of its preferred securities and common securities to purchase junior subordinated debentures from Old National. Old National intends to use the proceeds from the sale of the junior subordinated debt securities to ONB Capital Trust I for repurchases of its common stock in connection with its announced stock repurchase program, repayment of debt and general corporate purposes, including possible future acquisitions. Old National may temporarily invest any funds not required immediately for those purposes in short-term marketable securities.

                            SELECTED FINANCIAL DATA

SUMMARY FINANCIAL DATA

     The following financial data are derived from the consolidated financial statements of Old National. This information should be read in conjunction with, and is qualified by reference to, the more detailed information contained in the consolidated financial statements and the accompanying notes thereto incorporated by reference in this prospectus. See "Where You Can Find More Information" in the accompanying prospectus.


                                       NINE MONTHS ENDED
                                         SEPTEMBER 30,                               YEAR ENDED DECEMBER 31,
                                 -----------------------------   ----------------------------------------------------------------
                                     1999            1998           1998         1997          1996          1995         1994
                                 -------------   -------------   ----------   ----------   ------------   ----------   ----------
                                                              ($ IN THOUSANDS EXCEPT PER SHARE DATA)
RESULTS OF OPERATIONS
  (Taxable equivalent basis)
  Interest income..............   $  374,906      $  351,426     $  470,915   $  448,875    $  419,483    $  402,793   $  353,983
  Interest expense.............      183,723         172,930        231,613      216,868       196,289       191,835      149,809
                                  ----------      ----------     ----------   ----------    ----------    ----------   ----------
  Net interest income..........      191,183         178,496        239,302      232,007       223,194       210,958      204,174
  Provision for loan losses....        8,437           9,189         12,160       13,562        11,082         7,491        7,886
                                  ----------      ----------     ----------   ----------    ----------    ----------   ----------
  Net interest income after
    provision for loan
    losses.....................      182,746         169,307        227,142      218,445       212,112       203,467      196,288
  Noninterest income...........       50,186          42,879         58,891       51,104        47,402        42,044       36,680
  Noninterest expense..........      134,695         122,442        167,937      158,631       156,720       153,345      152,093
                                  ----------      ----------     ----------   ----------    ----------    ----------   ----------
  Income before income taxes...       98,237          89,744        118,096      110,918       102,794        92,166       80,875
  Income taxes.................       35,389          33,603         43,961       42,835        40,107        35,222       29,550
                                  ----------      ----------     ----------   ----------    ----------    ----------   ----------
  Net income from continuing
    operations.................       62,848          56,141         74,135       68,083        62,687        56,944       51,325
    Discontinued operations....        3,483          (9,854)        (9,854)      (5,005)          494             0           --
                                  ----------      ----------     ----------   ----------    ----------    ----------   ----------
  Net Income...................   $   66,331      $   46,287     $   64,281   $   63,078    $   63,181    $   56,944   $   51,325
                                  ==========      ==========     ==========   ==========    ==========    ==========   ==========
PERIOD-END BALANCES
  Total assets.................   $6,963,307      $6,235,978     $6,416,611   $5,933,321    $5,602,460    $5,281,387   $5,081,088
  Investment securities........    1,725,378       1,611,085      1,636,674    1,606,930     1,573,708     1,481,267    1,458,443
  Loans, net of unearned
    income.....................    4,796,556       4,228,864      4,354,256    3,915,841     3,627,592     3,375,915    3,205,097
  Deposits.....................    5,025,330       4,592,992      4,668,858    4,521,010     4,479,357     4,336,372    4,028,932
  Shareholders' equity.........      514,935         518,083        519,645      500,609       480,435       481,511      457,971
PER SHARE DATA (on continuing
  operations)(1)
  Net income-basic.............   $     1.30      $     1.16     $     1.54   $     1.40    $     1.25    $     1.10   $     0.97
  Net income-diluted(2)........         1.26            1.13           1.49         1.36          1.22          1.08         0.95
  Cash dividends paid..........         0.47            0.42           0.55         0.53          0.50          0.49         0.46
  Book value at year-end.......        10.75           10.76          10.86        10.41          9.77          9.43         8.72
SELECTED PERFORMANCE RATIOS (on
  continuing operations)
  Return on assets.............         1.25%           1.23%          1.21%        1.19%         1.17%         1.11%        1.04%
  Return on equity(3)..........        15.91           15.13          14.95        14.28         13.23         12.20        11.07
  Net Interest Margin..........         4.02            4.19           4.17         4.31          4.42          4.38         4.38
  Average equity to average
    assets.....................         7.91            8.42           8.38         8.46          8.95          9.02         9.36
  Dividend payout..............        36.20%          36.07%         35.15%       36.74%        38.96%        43.90%       47.36%
  Primary capital to assets....         8.73            9.26           9.22         9.27          9.77          9.88        10.26
  Net charge-offs to average
    loans......................         0.09            0.21           0.23         0.21          0.30          0.25         0.27
  End of period allowance for
    loan losses to end of
    period loans...............         1.21            1.23           1.19         1.25          1.20          1.27         1.36
  Non-performing loans to total
    loans......................         0.40%           0.38%          0.45%        0.39%         0.46%         0.29%        0.39%
  Leverage ratio...............         7.51            7.80           7.72         7.95          8.28          8.83         9.13
  Tier 1 capital to risk
    adjusted assets............        11.58           11.58          11.40        12.17         12.90         13.92        14.20
  Efficiency ratio(4)..........        55.03           55.31          56.32        56.03         57.92         60.61        63.15


---------------

(1) Restated for all stock dividends.

(2) Assumes the conversion of Old National's subordinated debentures.

(3) Excludes unrealized gains (losses) on investment securities.


(4) Excludes charter consolidation expenses and security gains (losses). See "Recent Developments -- One Bank."

                              RECENT DEVELOPMENTS


FINANCIAL RESULTS (UNAUDITED)



     For the year ended December 31, 1999, Old National reported income from continuing operations of $82.69 million. The results for the year represent a 11.5% increase over the previous year.



     At December 31, 1999, Old National reported assets of $6.98 billion, a 8.8% increase since December 31, 1998, and its shareholders' equity was $492.7 million.



     The following financial data are derived from the unaudited and unpublished consolidated financial statements of Old National.



                                                               YEAR ENDED
                                                              DECEMBER 31,
                                                                  1999
                                                              ------------
                                                              (UNAUDITED)
($ IN THOUSANDS EXCEPT PER SHARE DATA)
RESULTS OF OPERATIONS
(Taxable equivalent basis)
Interest income.............................................   $  505,761
Interest expense............................................      250,536
                                                               ----------
Net interest income.........................................      255,225
Provision for loan losses...................................       11,489
                                                               ----------
Net interest income after provision for loan losses.........      243,736
Noninterest income..........................................       67,508
Noninterest expense.........................................      185,564
                                                               ----------
Income before income taxes..................................      125,680
Income taxes................................................       42,986
                                                               ----------
Net income from continuing operations.......................       82,694
  Discontinued operations...................................        4,101
                                                               ----------
Net Income..................................................   $   86,795
                                                               ==========
PERIOD-END BALANCES
Total assets................................................   $6,982,932
Investment securities.......................................    1,678,651
Loans, net of unearned income...............................    4,837,934
Deposits....................................................    5,071,298
Shareholders' equity........................................      492,744
PER SHARE DATA (ON CONTINUING OPERATIONS)(1)
Net income -- basic.........................................   $     1.72
Net income -- diluted(2)....................................         1.67
Cash dividends paid.........................................         0.63
Book value at year-end......................................        10.42

                                                               YEAR ENDED
                                                              DECEMBER 31,
                                                                  1999
                                                              ------------
                                                              (UNAUDITED)
SELECTED PERFORMANCE RATIOS (ON CONTINUING OPERATIONS)
Return on assets............................................         1.22
Return on equity(3).........................................        15.70
Net Interest Margin.........................................         4.00
Average equity to average assets............................         7.75
Dividend payout.............................................        36.95
Primary capital to assets...................................         8.57
Net charge-offs to average loans............................         0.16
End of period allowance for loan losses to end of period
  loans.....................................................         1.18
Non-performing loans to total loans.........................         0.40
Leverage ratio..............................................         7.16
Tier 1 capital to risk adjusted assets......................        10.73
Efficiency ratio(4).........................................        56.23


-------------------------

(1) Restated for all stock dividends.



(2) Assumes the conversion of Old National's subordinated debentures.



(3) Excludes unrealized gains (losses) on investment securities.



(4) Excludes charter consolidation expenses and security gains (losses). See "Recent Developments -- One Bank."


ONE BANK

     On July 24, 1998, Old National announced its plan to merge its banking subsidiaries into Old National Bank, its largest subsidiary, to improve operational efficiencies while maintaining its emphasis on community banking. These mergers are completed with the exception of one which will occur in early 2000. Additionally, Old National expects to maintain one Indiana state-chartered bank subsidiary in order to continue to offer its customers a full range of insurance products. Old National currently expects that by the first quarter of 2000, all of Old National's current banking offices will operate under a common name and offer a broader range of products and services. Following the merger, customers will have the opportunity to perform all of their banking transactions at any of Old National's banking offices or ATM locations.

ACQUISITIONS


     On July 29, 1999, Old National agreed to acquire ANB Corporation, a multi-bank holding company headquartered in Muncie, Indiana, with assets of approximately $833.9 million as of September 30, 1999. Under the terms of the acquisition agreement, each shareholder of ANB will receive 1.3125 shares of common stock of Old National for each outstanding share of common stock of ANB that they own. The transaction value is approximately $212.4 million based on the market value of Old National's common stock on July 29, 1999. The closing of this acquisition is expected to occur on March 10, 2000 and is subject to shareholder and regulatory approvals and satisfaction of certain other conditions contained in the acquisition agreement between Old National and ANB.



     On September 8, 1999, Old National agreed to acquire Heritage Financial Services, Inc., a bank holding company headquartered in Clarksville, Tennessee, with assets of approximately $234.0 million as of September 30, 1999. Under the terms of the acquisition agreement, each shareholder of Heritage Financial Services will receive 3.3075 shares of Old National's common stock for each outstanding share of common stock of Heritage Financial Services that they own. Based on the value of Old National's common stock as of September 8, 1999, the transaction value is approximately $63.2 million. The closing of this acquisition is expected to occur on March 1, 2000 and is subject to shareholder and regulatory approval and satisfaction of certain other conditions contained in the acquisition agreement between Old National and Heritage Financial Services.


     On December 20, 1999, Old National agreed to acquire Permanent Bancorp, Inc., a unitary savings and loan holding company headquartered in Evansville, Indiana, with assets of approximately $502.0 million as of September 30, 1999. Under the terms of the acquisition agreement, the stockholders of Permanent Bancorp will receive shares of common stock of Old National for their shares of common stock of Permanent Bancorp. The transaction value is approximately $92.0 million, subject to adjustment based upon changes in the market price of Old National's common stock. The closing of this acquisition is expected to occur early next year and is subject to stockholder and regulatory approval and satisfaction of certain other conditions contained in the acquisition agreement. Old National intends for the branches of Permanent Bank, a subsidiary of Permanent Bancorp, to become branches of Old National Bank.

     Upon completion of the acquisitions of ANB, Heritage Financial Services and Permanent Bancorp, Old National's number of banking offices will increase to 153 and its number of ATMs will increase to 227 throughout Indiana, Illinois, Kentucky, Ohio and Tennessee.

     On December 31, 1999, Old National, through an affiliate, acquired Sycamore Agency, Inc., an Indiana corporation headquartered in Terre Haute, Indiana, which operates a general insurance agency with a focus on commercial property and casualty business. Sycamore Agency also provides a full line of personal and group accident and health coverages to its clients. Sycamore Agency markets its products primarily in Indiana and Illinois. Sycamore Agency sold policies with annual premiums of $27.5 million in 1998. The acquisition of Sycamore Agency was accomplished by the shareholders of Sycamore Agency exchanging all of their shares of common stock of Sycamore Agency for shares of common stock of Old National. The transaction value is approximately $10.8 million based on the value of Old National's common stock on December 31, 1999.

                              ACCOUNTING TREATMENT


     ONB Capital Trust I will be treated as a subsidiary of Old National, and the accounts of ONB Capital Trust I will be included in its consolidated financial statements. The preferred securities will be presented as a separate line item in Old National's balance sheet entitled "Guaranteed Preferred Beneficial Interests in Company's Subordinated Debentures," and disclosures concerning the preferred securities, the guarantee and the junior subordinated debentures will be included in the notes to the financial statements.


                           DESCRIPTION OF SECURITIES

     This prospectus supplement discloses the specific terms and provisions of the preferred securities and the junior subordinated debentures and supplements the general description of the terms and provisions of these securities in the accompanying prospectus. These summaries are not meant to be a complete description of each security. However, this prospectus supplement and the accompanying prospectus contain the material terms and conditions for each security. For more information, please refer to the trust agreement, the indenture and the guarantee. Forms of these documents are filed as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus are a part. All terms used in this prospectus supplement have the meanings given to them in these documents.

                   CERTAIN TERMS OF THE PREFERRED SECURITIES

DISTRIBUTIONS

     The preferred securities represent undivided beneficial interests in the assets of ONB Capital Trust I. Distributions on the preferred securities are cumulative and will accumulate from the date they are first issued at the annual
rate of   % of the $25 per preferred security liquidation amount. Distributions
will be payable quarterly in arrears on           ,           ,           and
          of each year, beginning           ,           . Distributions not paid
when due will themselves accumulate additional distributions, compounded
quarterly, at the annual rate of   % on the amount of unpaid distributions, to
the extent permitted by law. The term "distributions" includes any of these distributions. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

     So long as no event of default has occurred and is continuing under the junior subordinated debentures, Old National may, at any time and from time to time, defer interest payments on the junior subordinated debentures for up to 20 consecutive quarters. A deferral of interest payments cannot extend, however, beyond the maturity date of the junior subordinated debentures. Before a deferral period ends, Old National may extend it if that deferral period does not exceed 20 consecutive quarters or extend beyond the stated maturity of the junior subordinated debentures. When a deferral period ends and Old National has paid all accrued and unpaid interest on the junior subordinated debentures, Old National may begin a new deferral period, subject to the terms described above. There is no limit on the number of deferral periods that Old National may begin.

     If Old National defers interest payments on the junior subordinated debentures, ONB Capital Trust I will similarly defer quarterly distributions on the preferred securities during the deferral period. During a deferral period the amount of distributions due to you will continue to accumulate at the rate stated above, and these deferred distributions will themselves accrue interest, to the extent permitted by law.

     Old National has no current intention to exercise its right to defer interest payments on the junior subordinated debentures issued to ONB Capital Trust I. If Old National defers interest payments on the junior subordinated debentures, it would be subject to certain restrictions relating to the payment of dividends on or purchases of its capital stock and payments on its debt securities ranking equal with or junior to the junior subordinated debentures. See "Description of Debt Securities -- Certain Provisions Relating to Junior Subordinated Debentures Issued to the ONB Trusts -- Option to Defer Interest Payment Date" in the accompanying prospectus.

     See the accompanying prospectus for additional terms of the preferred securities, including provisions relating to the deferral of distributions, the payment of distributions and the subordination of the common securities.

     If distributions are payable on a date that is not a business day, payment will be made on the next business day, without any interest or other payment in respect of the delay in payment. However, if the next business day is in the next calendar year, payment of distributions will be made on the preceding business day. A "business day" means each Monday, Tuesday, Wednesday, Thursday or Friday which is not a day on which banking institutions in New York City are authorized or obligated by law, regulation or executive order to close, or a day on which the Federal Reserve Bank of New York is not open.

REDEMPTION

     General. ONB Capital Trust I must redeem all of the outstanding preferred securities when the junior subordinated debentures are paid at maturity on
            , 2030. Old National can redeem the junior subordinated debentures
prior to maturity (a) in whole or in part at any time after             , 2005,
or (b) in whole but not in part if a Special Event as described below has occurred and is continuing. Prior to any such redemption, Old National will obtain any required regulatory approval. When Old National redeems the junior subordinated debentures, the property trustee will use the proceeds to redeem a like amount of the preferred securities and common securities. The property trustee will give you at least 30 days, but not more than 60 days, notice before the redemption date. The preferred securities and

(unless there is a default under the junior subordinated debentures) common securities will be redeemed at a price equal to the liquidation amount of $25 per security plus accrued and unpaid distributions to the date of redemption.

     If less than all of the preferred securities and common securities are redeemed, then the aggregate liquidation amount of preferred securities and common securities to be redeemed will be allocated 3% to the common securities holders, subject to the exceptions as described in "Description of Capital Securities -- Subordination of Common Securities" in the accompanying prospectus and 97% to the holders of preferred securities. The preferred securities and (unless there is a default under the junior subordinated debentures) common securities to be redeemed will be selected by the property trustee by a method determined to be fair and appropriate by it subject to the subordination provisions of the common securities.

     See the accompanying prospectus for other redemption provisions and for redemption procedures.


     Special Event Redemption. If a Tax Event, an Investment Company Event or a Regulatory Capital Event, each as defined in the accompanying prospectus (each, a "Special Event"), has occurred and is continuing, Old National may redeem the junior subordinated debentures, in whole but not in part. This will cause a mandatory redemption of the preferred securities and the common securities, in whole but not in part, within 90 days following the occurrence of the Special Event, at the $25 per security liquidation amount plus unpaid distributions to the date of redemption. See "Description of Debt Securities -- Certain Provisions Relating to Junior Subordinated Debentures Issued to the ONB
Trusts -- Redemption" in the accompanying prospectus.


     However, in the case of an occurrence of a Special Event, if Old National can eliminate, within the 90 day period, the Special Event by taking some action, such as filing a form or making an election, or pursuing some other similar reasonable measure which has no adverse effect on Old National, ONB Capital Trust I or the holders of the preferred securities or the common securities, Old National will pursue that action instead of redemption. Old National will have no right to redeem the junior subordinated debentures while ONB Capital Trust I or the property trustee is pursuing any similar action based on its obligations under the trust agreement.

     If a Tax Event is continuing and Old National does not redeem the junior subordinated debentures or liquidate ONB Capital Trust I, Old National will pay additional amounts, if any, to the holders of the junior subordinated debentures so that, notwithstanding any additional taxes, duties or charges imposed on ONB Capital Trust I because of the Tax Event, ONB Capital Trust I will have sufficient funds to pay the full amount of distributions due on the outstanding preferred securities. For a discussion of other additional amounts that Old National will pay to ONB Capital Trust I, see "Description of Capital
Securities -- Additional Amounts" in the accompanying prospectus.

              CERTAIN TERMS OF THE JUNIOR SUBORDINATED DEBENTURES

     ONB Capital Trust I will use the proceeds of the issuance of the preferred securities and the common securities to purchase junior subordinated debentures issued by Old National. Old National will issue junior subordinated debentures
to ONB Capital Trust I in an aggregate principal amount of $     . The junior
subordinated debentures will be issued as a series pursuant to a securities
resolution dated as of             , 2000, under the indenture. The junior
subordinated debentures will be unsecured and will rank subordinate and junior in right of payment to all of the Senior Debt.

INTEREST RATE AND MATURITY

     The junior subordinated debentures will mature on             , 2030, and
will bear interest at the annual rate of   % of the principal amount thereof,
payable quarterly in arrears on           ,           ,           and
of each year, beginning           ,           . Interest payments not paid when
due will themselves accrue additional interest compounded quarterly at the
annual rate of   % on the amount of unpaid interest to the extent permitted by law. The term "interest payments" includes this additional interest. The amount of interest payable for any period will be computed based on a 360-day year of twelve 30-day months. The interest payment provisions for the junior subordinated debentures correspond to the distribution provisions of the preferred securities.

     So long as no event of default has occurred and is continuing under the junior subordinated debentures, Old National may, at any time and from time to time, defer interest payments on the junior subordinated debentures for up to 20 consecutive quarters. A deferral of interest payments cannot extend, however, beyond the maturity date of the junior subordinated debentures. Before a deferral period ends, Old National may extend it if that deferral period does not exceed 20 consecutive quarters or extend beyond the stated maturity of the junior subordinated debentures. When a deferral period ends and Old National has paid all accrued and unpaid interest on the junior subordinated debentures, Old National may begin a new deferral period, subject to the terms described above. There is no limit on the number of deferral periods that Old National may begin.

     Old National has no current intention to exercise its right to defer interest payments on the junior subordinated debentures issued to ONB Capital Trust I. If Old National defers interest payments on the junior subordinated debentures, it would be subject to certain restrictions relating to the payment of dividends on or purchases of its capital stock and payments on its debt securities ranking equally with or junior to the junior subordinated debentures. See "Description of Debt Securities -- Certain Provisions Relating to Junior Subordinated Debentures Issued to the ONB Trusts -- Option to Defer Interest Payment Date" in the accompanying prospectus.

     See the accompanying prospectus for additional terms of the junior subordinated debentures.

REDEMPTION

     Old National has the option to redeem the junior subordinated debentures prior to maturity at a redemption price equal to 100% of the principal amount plus accrued and unpaid interest to the redemption date (a) in whole or in part
at any time on or after             , 2005, or (b) in whole but not in part if a
Special Event has occurred and is continuing.

DISTRIBUTION OF JUNIOR SUBORDINATED DEBENTURES

     If the property trustee distributes the junior subordinated debentures to the holders of the preferred securities and the common securities upon the termination and liquidation of ONB Capital Trust I, the junior subordinated debentures will be issued in denominations of $25 and integral multiples thereof. Old National anticipates that the junior subordinated debentures would be distributed in the form of one or more global securities and DTC, or any successor depositary for the preferred securities, would act as depositary for the junior subordinated debentures. The depositary arrangements for the junior subordinated debentures would be substantially similar to those in effect for the preferred securities.

     For a description of DTC and the terms of the depository arrangements relating to payments, transfers, voting rights, redemption and other notices and other matters, see "Book-Entry Issuance" in the accompanying prospectus.

                     UNITED STATES FEDERAL INCOME TAXATION

GENERAL

     The following summary of U.S. federal income tax consequences material to the purchase, ownership and disposition of the preferred securities is based on the views of Krieg DeVault Alexander & Capehart, LLP, tax counsel to Old National and ONB Capital Trust I. It does not purport to be a comprehensive description of all of the tax consequences that may be relevant to a decision to purchase preferred securities by any particular investor, including tax consequences that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary is based on (1) the Internal Revenue Code of 1986, as amended (the "Code"), (2) income tax regulations issued under the Code and (3) associated administrative and judicial interpretations, all as they currently exist as of the date of this prospectus supplement. These income tax laws and regulations, however, may change at any time, and any change could be retroactive to the issuance date of the preferred securities.

     These income tax laws and regulations are also subject to various interpretations, and the Internal Revenue Service (the "IRS") or the courts could later disagree with what Old National explains in this summary. The IRS has not formally ruled (and Old National does not intend to seek a ruling) on the tax consequences material to the purchase, ownership and disposition of the preferred securities. Accordingly, the IRS could challenge the opinions expressed in this prospectus supplement concerning such consequences, and a court could agree with the IRS.

     Except where this summary states otherwise, the summary deals only with preferred securities held as a capital asset (as defined in section 1221 of the Code) by a holder who (a) purchases the preferred securities at their original offering price when ONB Capital Trust I originally issues them (an "Initial Holder") and (b) is a U.S. Holder (as defined below).

     This summary does not address, except as stated below, any of the tax consequences to holders that are not U.S. Holders or to holders that may be subject to special tax treatment such as banks, thrift institutions, real estate investment trusts, regulated investment companies, insurance companies, brokers and dealers in securities or currencies, tax-exempt investors or persons that will hold the preferred securities as a position in a "straddle," as part of a "hedge," or as part of a "conversion transaction" or other integrated investment, or persons having a functional currency other than the U.S. dollar. Further, this summary does not address:

     - the United States federal income tax consequences to shareholders in, or partners, members or beneficiaries of, a holder of the preferred securities;

     - the United States federal alternative minimum tax consequences material to the purchase, ownership or disposition of the preferred securities; or

     - any state, local or foreign tax consequences material to the purchase, ownership or disposition of the preferred securities.

     A "U.S. Holder" is a preferred securities holder who or which is:

     - a United States citizen or resident individual (or someone treated as a citizen or resident individual for United States federal income tax purposes);

     - a corporation (including an entity treated as a corporation for United States federal income tax purposes) created or organized (or treated as created or organized) in or under the laws of the United States or any state or other political subdivision thereof;

     - any other person that is subject to United States federal income taxation on a net income basis in respect of the investment in the preferred securities.

     A "Non-U.S. Holder" is a preferred securities holder that is a nonresident alien or a foreign corporation.

CHARACTERIZATION OF THE JUNIOR SUBORDINATED DEBENTURES AND ONB CAPITAL TRUST I

     In connection with the issuance of the junior subordinated debentures, Krieg DeVault Alexander & Capehart, LLP, tax counsel to Old National and ONB Capital Trust I, will render its opinion that, under then current law, and assuming full compliance with the terms of the trust agreement, the underwriting agreement governing the sale of the preferred securities by Old National to the underwriters and the indenture (and other relevant documents), and based on certain facts and assumptions contained in such opinion, the junior subordinated debentures will be classified for United States federal income tax purposes as indebtedness of Old National. By acceptance of a preferred security, you agree to treat the junior subordinated debentures as indebtedness and the preferred securities as an undivided beneficial ownership interest in the junior subordinated debentures.

     In connection with the issuance of the preferred securities, Krieg DeVault Alexander & Capehart, LLP will render its opinion that, under current law and assuming full compliance with the terms of the trust agreement, the underwriting agreement governing the sale of the preferred securities by Old National to the underwriters and the indenture (and other relevant documents), and based on certain facts and assumptions contained in such opinion, ONB Capital Trust I will be characterized for United States federal income tax purposes as a grantor trust and not as an association that is taxable as a corporation. Accordingly, for United States federal income tax purposes, you will be considered the owner of an undivided beneficial ownership interest in the junior subordinated debentures, and you will be required to include in your gross income any interest (or original issue discount accrued) with respect to your allocable share of those junior subordinated debentures. See "-- Interest Income and Original Issue Discount," below.

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

     Under applicable income tax regulations, if there is only a remote likelihood that a company will not make its interest payments on time, then the debt will be considered to be issued without original issue discount ("OID"). Old National believes that the likelihood that it will exercise its option to defer interest payments is remote, since this would prevent Old National from declaring dividends on any of its capital stock or making payments on its debt securities that rank equal with or junior to the junior subordinated debentures until it paid in full all of the missed interest payments. Accordingly, Old National will take the position that the junior subordinated debentures will not be issued with OID. Under this approach, the interest payments on the junior subordinated debentures (which are used to make distributions on the preferred securities) generally will be taxable to you as ordinary income when they are paid or accrued depending on your method of United States federal income tax accounting.

     If, however, the possibility that Old National would exercise its option to defer payments of interest were determined not to be "remote," or if Old National were to exercise its option to defer payments of interest, the junior subordinated debentures would be treated as issued with OID at the time of issuance, or as re-issued with OID at the time of such exercise, as the case may be, and all stated interest on the junior subordinated debentures would thereafter be treated as OID as long as the junior subordinated debentures remained outstanding. In that case, all of your taxable interest income with respect to the junior subordinated debentures would have to be accounted for as OID using a constant yield method regardless of your method of United States federal income tax accounting, and actual distributions of stated interest would not be reported as taxable income. Consequently, you would be required to include OID in your gross income even though Old National would not make any actual cash payments during the deferral period.

     The IRS has not issued any rulings or interpretations that define the meaning of the term "remote" as used in the applicable income tax regulations. The IRS could take a position that differs from what is stated in this prospectus supplement.

CORPORATE U.S. HOLDERS

     Because the income from the preferred securities will not be considered to be dividends for United States federal income tax purposes, corporate U.S. Holders of the preferred securities will not be entitled to a dividends-received deduction for any income from the preferred securities.

MARKET DISCOUNT AND ACQUISITION PREMIUM

     Holders of the preferred securities other than Initial Holders may be considered to have acquired their undivided interests in the junior subordinated debentures with "market discount" or "acquisition premium" (as each phrase is defined for United States federal income tax purposes). Such holders are urged to consult with their own tax advisors concerning the tax consequences of purchasing, owning and selling the preferred securities.

SALES OF PREFERRED SECURITIES

     If you sell your preferred securities, you will recognize a gain or loss equal to the difference between the amount realized from the sale of the preferred securities (generally, your selling price minus any portion attributable to accrued but unpaid interest not otherwise includible as
OID) and your adjusted tax basis in the preferred securities. If Old National does not defer interest on the junior subordinated debentures and the debentures are not treated as issued with OID, your adjusted tax basis in the preferred securities generally will equal the initial purchase price that you paid for the preferred securities. If, however, Old National elects to defer interest payments on the junior subordinated debentures, or if the debentures were treated as issued with OID, your adjusted tax basis in the preferred securities generally will equal (1) the initial purchase price that you paid for the preferred securities plus (2) any OID accrued to the date of disposition, less
(3) all distributions since and including the date of the first deferral period or the date or issuance, as the case may be.

     Except to the extent of any accrued market discount, a gain or loss on the sale of preferred securities generally will be a capital gain or loss if the preferred securities are held as capital assets. With certain exceptions, the maximum regular United States federal income tax rate on capital gains for individual taxpayers is currently 20% for sales and exchanges of capital assets held for more than one year. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

     If you use the accrual method of accounting for tax purposes (or the cash method, if the junior subordinated debentures are deemed to have been issued with OID) and you dispose of the preferred securities between record dates for payments of distributions thereon, you will be required to include in gross income for United States federal income tax purposes accrued but unpaid interest on the junior subordinated debentures through the date of disposition (i.e., interest or, possibly, OID), and to add such amount to your adjusted tax basis in accordance with your pro rata share of the underlying junior subordinated debentures deemed disposed of. To the extent the selling price is less than your adjusted tax basis (which will include all accrued but unpaid interest), you will recognize a capital loss.

RECEIPT OF JUNIOR SUBORDINATED DEBENTURES OR CASH UPON LIQUIDATION OF ONB CAPITAL TRUST I

     Under certain circumstances, as described in the accompanying prospectus under "Description of Capital Securities -- Liquidation Distribution upon Termination," the property trustee may distribute the junior subordinated debentures to you in exchange for your preferred securities, after satisfaction of any liabilities to creditors as may be provided by applicable law. This will result in the liquidation and termination of ONB Capital Trust I. Except as set forth below, such a distribution will not be a taxable event for United States federal income tax purposes, and you will have an aggregate adjusted tax basis in the junior subordinated debentures you receive equal to your aggregate adjusted tax basis in your preferred securities. For a description of adjusted tax basis, see the discussion above in "-- Sales of Preferred Securities."

     Further, the holding period of the junior subordinated debentures you receive will be the same as the period for which you held your preferred securities. If, however, the distribution were caused by a Tax Event because ONB Capital Trust I was taxable as a corporation, the distribution would be a taxable event for United States federal income tax purposes. In that case, you could recognize a gain or loss, your adjusted tax basis in the junior subordinated debentures could differ from your adjusted tax basis in the preferred securities, and your holding period for the junior subordinated debentures would not include the period during which you held the preferred securities.

     The junior subordinated debentures may be redeemed for cash under certain circumstances, and the proceeds would be used by the property trustee to redeem a like amount of preferred securities. Such a redemption of preferred securities would be a taxable event for United States federal income tax purposes, and you would recognize gain or loss as if you had sold the preferred securities for cash. See "-- Sales of Preferred Securities," above.

NON-U.S. HOLDERS

     Payments to a Non-U.S. Holder will generally not be subject to United States federal withholding tax, provided the holder:

     - does not own (directly or indirectly, actually or constructively) 10% or more of the total combined voting power of all classes of stock of Old National entitled to vote; and

     - is not a controlled foreign corporation that is related to Old National actually or constructively through stock ownership.

     To qualify for this exemption from withholding, the last United States payer in the chain of payment prior to payment to a Non-U.S. Holder (the "Withholding Agent") must have received a statement that:

     - is signed by the holder of the preferred securities under penalties of perjury;

     - certifies that such holder is not a U.S. Holder; and

     - provides the name and address of the holder.

     The statement may be made on an appropriate IRS Form W-8, W-8BEN or a substantially similar form. If the preferred securities are held through a securities clearing organization or certain other financial institutions, the organization or institution may provide a signed statement to the Withholding Agent along with a copy of the form provided by the holder.

     A Non-U.S. Holder will generally not be subject to United States federal withholding or income tax on any gain realized upon the sale or other disposition of the preferred securities. However, if a Non-U.S. Holder holds the preferred securities in connection with a trade or business conducted in the United States, or is present in the United States in certain circumstances, the holder may be subject to income tax on income and gains recognized. Non-U.S. Holders who may be described in the prior sentence should refer to the discussion applicable to U.S. Holders, above, and should consult their own tax advisors.

BACKUP WITHHOLDING TAX AND INFORMATION REPORTING

     The amount of interest income paid and OID accrued on the preferred securities held of record by U.S. Holders (other than corporations and other exempt U.S. Holders) will be reported to the IRS. "Backup" withholding at a rate of 31% will apply to payments of interest to nonexempt U.S. Holders unless the U.S. Holder furnishes its taxpayer identification number in the manner prescribed in applicable tax regulations, certifies that such number is correct, certifies as to no loss of exemption from backup withholding and meets certain other conditions.

     Payment of the proceeds from the disposition of preferred securities to or through the United States office of a broker is subject to information reporting and backup withholding unless the holder or beneficial owner establishes an exemption from information reporting and backup withholding.

     Any amounts withheld from a U.S. Holder under the backup withholding rules will be allowed as a refund or a credit against such U.S. Holder's United States federal income tax liability, provided the required information is furnished to the IRS.

     It is anticipated that income on the preferred securities will be reported to holders on Form 1099-INT or, if Old National exercises its option to defer any payment of interest, Form 1099-OID, and mailed to holders of the preferred securities by January 31 following each calendar year.

The tax information above is intended only as a summary of material United States federal tax consequences of an investment in ONB Capital Trust I. Old National urges you to consult with your own tax advisors as to the United States federal, state and local, and foreign and other tax consequences material to the purchase, ownership or disposition of preferred securities. The statements of United States tax laws described above are based on the laws in force as of the date of this prospectus supplement and are subject to any changes in United States law occurring after that date.

                              ERISA CONSIDERATIONS

     Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (a "Plan") should consider the fiduciary standards of ERISA in the context of the Plan's particular circumstances before authorizing an investment in the capital securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

     Section 406 of ERISA and section 4975 of the Code prohibit Plans, as well as individual retirement accounts, Keogh plans and other plans subject to section 4975 of the Code (also "Plans"), from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other liabilities under ERISA and/or section 4975 of the Code being imposed on such persons, unless exemptive relief is available under an applicable statutory or administrative exemption. Employee benefit plans that are governmental plans (as defined in section 3(32) of ERISA), certain church plans (as defined in 3(33) of ERISA) and foreign plans (as described in section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or section 4975 of the Code, but may be subject to similar provisions of other applicable local, state, federal or foreign laws.

     Under a regulation issued by the U.S. Department of Labor, the assets of ONB Capital Trust I would be deemed to be "plan assets" of a Plan for purposes of ERISA and section 4975 of the Code if "plan assets" of the Plan were used to acquire an equity interest in ONB Capital Trust I and no exception were applicable under the regulation. An "equity interest" is defined under the regulation as any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features; the definition specifically includes a beneficial interest in a trust.

     Certain transactions involving ONB Capital Trust I could be deemed to constitute direct or indirect prohibited transactions under ERISA and section 4975 of the Code with respect to a Plan if the preferred securities of ONB Capital Trust I were acquired with "plan assets" of the Plan. For example, if Old National is a "party in interest" or "disqualified person" with respect to an investing Plan (either directly or by reason of its ownership of its subsidiaries), an indirect extension of credit prohibited by section 406(a)(1)(B) of ERISA and section 4975(c)(1)(B) of the Code between Old National and the investing Plan may be deemed to occur, unless exemptive relief were available under an applicable administrative exemption (see below).

     The U.S. Department of Labor has issued five prohibited transaction class exemptions ("PTCEs") that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the preferred securities. Those class exemptions are:

     - PTCE 96-23 -- for certain transactions determined by in-house asset managers,

     - PTCE 95-60 -- for certain transactions involving insurance company general accounts,

     - PTCE 91-38 -- for certain transactions involving bank collective investment funds,

     - PTCE 90-1 -- for certain transactions involving insurance company separate accounts, or

     - PTCE 84-14 -- for certain transactions determined by independent qualified professional asset managers.

     Because of the possibility that direct or indirect prohibited transactions could occur as a result of the purchase or holding of the preferred securities by a Plan, the preferred securities may be not purchased or held by any Plan, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a "Plan Asset Entity") or any person investing "plan assets" of any Plan, unless such purchase or holding is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14. Any purchaser or holder of the preferred securities or any interest therein will be deemed to have represented by its purchase and holding thereof that either

     - it is not a Plan or a Plan Asset Entity and is not purchasing such preferred securities or interest therein on behalf of or with "plan assets" of any Plan; or

     - its purchase, holding and disposition of the preferred securities or interest therein is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14.

     The "plan assets" regulation discussed above contains an exception for investments by Plans in certain "publicly-offered securities." In order to qualify for this exception, the securities in question must be: (i) "freely transferable;" (ii) part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another; and (iii) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, or (b) sold as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933 and registered under the Securities Exchange Act of 1934 within 120 days (or such later time as may be allowed by the SEC) after the end of the issuer's fiscal year during which the offering occurred.

     It is currently anticipated that the preferred securities will be "freely transferable" for purposes of this exception and will be owned by at least 100 investors independent of the issuer and of one another. Finally, no preferred securities will be sold except pursuant to an effective registration statement under the Securities Act of 1933, and it is intended that the required filings under the Securities Exchange Act of 1934 will be made for purposes of this exception. Therefore, ONB Capital Trust I should qualify for the exception, so that the assets of ONB Capital Trust I should not be "plan assets" of any Plan investing in the preferred securities, and ONB Capital Trust I underlying assets should not be treated as "plan assets" of Plan investors for purposes of determining whether any prohibited transaction has occurred.


     Due to the complexity of these rules and the penalties imposed upon persons involved in non-exempt prohibited transactions, it is important that any person considering the purchase of preferred securities on behalf of or with "plan assets" of any Plan consult with its counsel regarding the consequences under ERISA and the Code of the acquisition and ownership of capital securities and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 and 84-14. In John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 114 S. Ct. 517 (1993), the Supreme Court ruled that assets held in an insurance company's general account may be deemed to be "plan assets" for ERISA purposes under certain circumstances. The issues raised in Harris Trust have also been the subject of legislative action, and have been addressed in proposed regulations issued by the U.S. Department of Labor in December 1997.

                                  UNDERWRITING

     Subject to the terms and conditions of the underwriting agreement dated
            , 2000, each underwriter named below has severally agreed to purchase, and ONB Capital Trust I has agreed to sell to such underwriter, the number of preferred securities set forth opposite the name of such underwriter.

                                                           NUMBER OF
NAME                                                  PREFERRED SECURITIES
----                                                  --------------------
Salomon Smith Barney Inc. .........................
                                                            --------
          Total....................................
                                                            ========

     The underwriting agreement provides that the obligations of the several underwriters to purchase the preferred securities included in this offering are subject to approval of certain legal matters by counsel and to certain other conditions. The underwriters are obligated to purchase all of the preferred securities if they purchase any of the preferred securities.

     The underwriters, for whom Salomon Smith Barney Inc. is acting as representative, propose to offer some of the preferred securities directly to the public at the initial public offering price set forth on the cover page of this prospectus supplement, and some of the preferred securities to certain
dealers at the initial public offering price less a concession of $     per
preferred security. The underwriters may allow, and such dealers may reallow, a
concession not in excess of $     per preferred security to certain brokers and
dealers. After the initial offering of the preferred securities to the public, the public offering price and other selling terms may be changed by the representative.

     In view of the fact that the proceeds of the sale of the preferred securities will ultimately be used to purchase the junior subordinated debentures, the underwriting agreement provides that Old National will pay as
compensation to the underwriters $     per preferred security for the accounts
of the several underwriters ($     in the aggregate); provided, that such
compensation will be $0.50 per capital security for sales of preferred securities to certain institutions. Therefore, to the extent of such sales, the actual amount of underwriters' compensation will be less than the aggregate amount specified in the preceding sentence.


     In connection with the offering, Salomon Smith Barney Inc., on behalf of the underwriters, may purchase and sell preferred securities in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves syndicate sales of preferred securities in excess of the principal amount of preferred securities to be purchased by the underwriters in the offering, which creates a syndicate short position. Syndicate covering transactions involve purchases of the preferred securities in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing transactions consist of certain bids or purchases of preferred securities made for the purpose of preventing or retarding a decline in the market price of the preferred securities while the offering is in progress.



     The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when Salomon Smith Barney Inc., in covering syndicate short positions or making stabilizing purchases, repurchases preferred securities originally sold by that syndicate member.


     Any of these activities may cause the price of the preferred securities to be higher than the price that otherwise would exist in the open market in the absence of such transactions. These transactions may be effected in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

     The expenses associated with the offer and sale of the preferred securities are estimated to be $294,100.

     Certain of the underwriters and their affiliates have in the past provided, and may in the future provide, investment banking services to Old National and its affiliates in the ordinary course of business.

     Old National and ONB Capital Trust I have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the underwriters may be required to make in respect of any of those liabilities.

     Application will be made to list the preferred securities on the New York Stock Exchange. If approved, trading of the preferred securities on the New York Stock Exchange is expected to commence within a 30-day period after the initial delivery of the preferred securities. Prior to this offering, there has been no public market for the preferred securities. In order to meet one of the requirements for listing the preferred securities on the New York Stock Exchange, the underwriters will undertake to sell lots of 100 or more preferred securities to a minimum of 400 beneficial holders.

     Old National and ONB Capital Trust I have agreed, during the period of 15 days from the date of the underwriting agreement, not to sell, offer to sell, grant any option for the sale of, or otherwise dispose of any preferred securities, any security convertible into or exchangeable into or exercisable for preferred securities or the junior subordinated debentures or any debt securities substantially similar to the junior subordinated debentures or equity securities substantially similar to the preferred securities (except for the junior subordinated debentures and the preferred securities issued pursuant to the underwriting agreement), without the prior written consent of the representatives.

                                 LEGAL MATTERS

     Matters of Delaware law relating to the validity of the preferred securities will be passed upon on behalf of Old National and ONB Capital Trust I by Richards, Layton & Finger, P.A., Wilmington, Delaware, special Delaware counsel to Old National and ONB Capital Trust I. The validity of the junior subordinated debentures and the guarantee and certain matters relating to United States federal income tax considerations will be passed upon on behalf of Old National and ONB Capital Trust I by Krieg DeVault Alexander & Capehart, LLP. Certain legal matters will be passed upon for the underwriters by Cleary, Gottlieb, Steen & Hamilton, Washington, D.C.

PROSPECTUS


                                  $200,000,000


                              OLD NATIONAL BANCORP
                                DEBT SECURITIES
                           -------------------------

                              ONB CAPITAL TRUST I
                              ONB CAPITAL TRUST II
                             ONB CAPITAL TRUST III
                              ONB CAPITAL TRUST IV
                               CAPITAL SECURITIES
         FULLY AND UNCONDITIONALLY GUARANTEED, AS DESCRIBED HEREIN, BY
                              OLD NATIONAL BANCORP
THE ONB TRUSTS:

- will issue and sell capital securities (representing undivided beneficial interests in a trust) to the public;

- will issue and sell common securities to Old National; and

- will use the proceeds from these sales to buy a series of junior subordinated debentures from Old National with terms that correspond to the capital securities.

OLD NATIONAL:

- will pay principal and interest on the junior subordinated debentures, subject to payment on its more senior debt;

- may choose to terminate a trust and distribute the junior subordinated debentures pro rata to the holders of capital securities and common securities;

- will fully and unconditionally guarantee the capital securities on a junior subordinated level based on:

  - its obligations to make payments on the corresponding junior subordinated debentures;

  - its obligations under the capital securities guarantee (its payment obligations are subordinated to payment on all of its Senior Debt); and

  - its obligations under the trust agreement; and

- may also issue and sell other debt securities to the public.

Old National urges you to read this prospectus and the prospectus supplement carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


The date of this prospectus is February 29, 2000.

                             ABOUT THIS PROSPECTUS

     In this prospectus, "Old National" refers to Old National Bancorp, a "trust" or an "ONB Trust" refers to either ONB Capital Trust I, ONB Capital Trust II, ONB Capital Trust III or ONB Capital Trust IV, which are the Delaware statutory business trusts that Old National has formed to issue the capital securities, and "we" or "us" refers to both Old National and the ONB Trusts.

     This prospectus is part of a registration statement that we file with the SEC utilizing a "shelf" registration process. Under this shelf process, Old National or the ONB Trusts may issue and sell to the public any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $200,000,000.

     This prospectus provides you with only a general description of the securities we may issue and sell. Each time Old National or an ONB Trust issues and sells securities, we will provide a prospectus supplement that will contain specific information about the particular securities and terms of that offering. In the prospectus supplement, we will describe the interest rate, payment dates, maturity and other terms of any debt securities that Old National issues and sells, and the rights to periodic cash distributions, payments on liquidation and other terms of a trust's capital securities. The prospectus supplement will also describe the proceeds and uses of proceeds from the securities, together with the names and compensation of the underwriters through whom the securities are being issued and sold, and other important considerations for investors. It may also add to, update or change information contained in this prospectus.

     Unless we say otherwise in the prospectus supplement, Old National may redeem its debt securities for cash, or cause the trusts to liquidate and give investors Old National's debt securities in place of the ONB Trusts' capital securities.

               FORWARD-LOOKING STATEMENTS AND CAUTIONARY FACTORS

     We have included or may include statements in this prospectus and any prospectus supplement (including documents incorporated by reference described under the heading "Where You Can Find More Information" below) that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You will be able to recognize a forward-looking statement because it contains the words "anticipate," "believe," "estimate," "expect," "project," "objective" or a similar expression to identify it as a forward-looking statement.


     WE CAUTION YOU THAT ANY SUCH FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE OLD NATIONAL'S ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS TO DIFFER MATERIALLY FROM THE FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS OLD NATIONAL HAS ANTICIPATED IN SUCH FORWARD-LOOKING STATEMENTS.


     In addition to the assumptions and other factors referred to specifically in connection with their statements, factors that could cause Old National's actual results to differ materially from those contemplated in the forward-looking statements include factors Old National has described in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section of Old National's Annual Report on Form 10-K or in the other documents Old National has incorporated by reference.

                      WHERE YOU CAN FIND MORE INFORMATION

     Old National files annual, quarterly and special reports, proxy statements and other information with the SEC. Old National's SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. and through Old National's own web site at http://oldnational.com. You may also read and copy any document Old National files at the SEC's public reference rooms and at the SEC's regional offices as follows:

Public Reference Room           New York Regional Office        Chicago Regional Office
450 Fifth Street, N.W.          7 World Trade Center            Citicorp Center
Room 1024                       Suite 1300                      500 West Madison Street
Washington, D.C. 20549          New York, New York 10048        Suite 1400
                                                                Chicago, Illinois 60661-2551

     You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. Further information on the operation of the SEC's public reference room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330.

     The SEC allows Old National to "incorporate by reference" the information Old National files with them, which means Old National is assumed to have disclosed important information to you when Old National refers you to documents that are on file with the SEC. The information Old National has incorporated by reference is an important part of this prospectus, and information that Old National files later with the SEC will automatically update and supersede this information. Old National incorporates by reference the documents listed below and any future documents Old National files with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until Old National sells all of the securities covered by this prospectus.

     - Annual Report on Form 10-K for the fiscal year ended December 31, 1998.

     - Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999, June 30, 1999 and September 30, 1999.

     - Current Report on Form 8-K filed on July 29, 1999, as amended.


     - Current Report on Form 8-K filed on December 1, 1999.


     You may request a copy of these documents at no cost by writing to Old National at the following address:

                              Old National Bancorp
                                420 Main Street
                           Evansville, Indiana 47708
                           Attn: Corporate Controller
                           Telephone: (812) 464-1434

     You should rely only on the information provided in or incorporated by reference (and not later changed) in this prospectus or any prospectus supplement. Old National has not authorized anyone else to provide you with additional or different information. Old National is not making an offer of any securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

                              OLD NATIONAL BANCORP

     Overview. Old National is a bank holding company that operates 119 banking offices and 174 ATM locations in Indiana, Illinois and Kentucky through its bank subsidiaries. These banks provide a wide range of financial services, including:

     - commercial, consumer and real estate loans;

     - deposit products;

     - issuing and servicing credit cards;

     - leasing;

     - letters of credit; and

     - safe deposit facilities.

     Old National also owns non-bank subsidiaries that provide additional financial services incidental to its operations, including:

     - securities brokerage services;

     - fiduciary and trust services;

     - investment services; and

     - issuance and reinsurance of credit life, accident, health, life, property and casualty insurance.

     Old National was incorporated in 1982 in the State of Indiana as the holding company of the Old National Bank in Evansville, Indiana. Old National Bank has provided banking services since 1834. Old National began an acquisition program in 1985 and has acquired 38 financial institutions since that time. Old National continues to explore opportunities to acquire banks, savings associations and non-bank companies and is currently reviewing and analyzing potential acquisitions, as well as engaging in discussions or negotiations concerning potential acquisitions. There can be no assurance that any of these discussions or negotiations will result in definitive agreements or consummated acquisitions. Any acquisitions may be pending or completed during the period that the capital securities are being offered.

     As a legal entity separate and distinct from its bank and non-bank subsidiaries, Old National's principal sources of revenues are dividends and fees from its bank and non-bank subsidiaries. The subsidiaries that operate in the banking, insurance and securities business can pay dividends only if they are in compliance with the applicable regulatory requirements imposed on them by federal and state regulatory authorities. Old National currently believes that none of these regulatory restrictions on the ability of its subsidiaries to pay dividends will affect Old National's ability to service its debt.

     Old National's principal office is located at 420 Main Street, Evansville, Indiana 47708, and its telephone number is (812) 464-1434.


     Supervision and Regulation. As a bank holding company, Old National is subject to regulation, supervision and examination by the Board of Governors of the Federal Reserve System under the Bank Holding Company Act of 1956, as amended. For a discussion of certain of the material elements of the regulatory framework applicable to bank holding companies and their subsidiaries and certain specific information relevant to Old National, see Old National's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 which is incorporated by reference into this prospectus.


     This regulatory framework is intended primarily for the protection of depositors and the federal deposit insurance funds and not for the protection of security holders or creditors. The various government rules, regulations and requirements that apply to Old National impact its business and activities. A change in applicable statutes, rules, regulations or regulatory policies may have a material effect on Old National's business and earnings. In addition, Old National's business and earnings are affected by general economic conditions, legislation and actions of regulatory authorities.

     Under policy of the Federal Reserve, a bank holding company is expected to act as a source of financial strength for its bank subsidiaries and to commit resources to support such banks. As a result, the Federal Reserve may require Old National to commit resources to its bank subsidiaries.

                                 THE ONB TRUSTS

     Each ONB Trust is a statutory business trust that Old National has formed under Delaware law. For each trust there is a trust agreement signed by Old National as depositor, by Bank One Trust Company, NA, as property trustee, and by Bank One Delaware, Inc., as Delaware trustee. For each trust there is also a certificate of trust filed with the Delaware Secretary of State. When Old National is ready to issue and sell securities through the trust, the trust agreement will be amended to read substantially like the form of amended and restated trust agreement that is filed with the SEC as an exhibit to the registration statement of which this prospectus is a part. Each trust agreement will be qualified as an indenture under the Trust Indenture Act of 1939.

THE ISSUANCE AND SALE OF THE CAPITAL SECURITIES AND COMMON SECURITIES

     Old National has created each ONB Trust solely to:

     - issue and sell its capital securities and common securities, which represent proportionate beneficial ownership interests in that ONB Trust and its assets;

     - use the proceeds from the sale of the capital securities and common securities to buy from Old National a series of Old National's junior subordinated debentures, which will be the only assets of that ONB Trust;

     - maintain its status as a grantor trust for federal income tax purposes;
       and

     - engage in only those other activities necessary or convenient to accomplish the purposes listed above.

     Because the ONB Trusts' only assets will be junior subordinated debentures that Old National issues to them, Old National's payments on the junior subordinated debentures will be the only source of funds to be paid to purchasers or owners of the capital securities and common securities. Each of the ONB Trusts is a separate legal entity, so the assets of one will not be available to satisfy the obligations of any other similar trust Old National may create.

     Old National will acquire and own all of the common securities of each ONB Trust. The common securities will have an aggregate liquidation amount of at least 3% of the total capital of each ONB Trust. The remainder, representing up to 97% of the ownership interests in the ONB Trust, will be capital securities of the ONB Trust that may be sold to the public. The common securities and the capital securities will have substantially the same terms, including the same priority of payment and liquidation amount, and will receive proportionate payments from the ONB Trust in respect of distributions and payments upon liquidation, redemption or otherwise at the same times, with one exception: if Old National defaults on the junior subordinated debentures that it issues to that ONB Trust and does not cure the default within the times specified in the indenture governing the issuance of the junior subordinated debentures, Old National's rights to payments as holder of the common securities will be subordinated to the rights of the holders of the capital securities. See "Description of Capital Securities -- Subordination of Common Securities."

     Unless Old National says otherwise in the applicable prospectus supplement, each ONB Trust will have a term of approximately 50 years. However, an ONB Trust may terminate earlier as provided in the applicable trust agreement and the prospectus supplement.

     Each ONB Trust's business and affairs will be conducted by its trustees, whom Old National, as holder of the common securities, will appoint. Unless Old National says otherwise in the applicable prospectus supplement, the trustees for each ONB Trust will be:

     - Bank One Trust Company, NA, as the property trustee; and

     - Bank One Delaware, Inc., as the Delaware trustee.

     Old National refers to the property trustee and the Delaware trustee together as the "issuer trustees." Bank One Trust Company, NA, as property trustee, will act as sole indenture trustee under each trust agreement for purposes of compliance with the Trust Indenture Act. Unless Old National says otherwise in the applicable prospectus supplement, Bank One Trust Company, NA will also act as trustee under Old National's guarantee agreement relating to the capital securities. See "Description of Guarantees" and "Description of Debt Securities -- Certain Provisions Relating to Junior Subordinated Debentures Issued to the ONB Trusts."

     As the holder of the common securities of each ONB Trust, Old National will ordinarily have the right to appoint, remove or replace either issuer trustee for each ONB Trust. However, if Old National is in default with respect to the corresponding junior subordinated debentures issued to that ONB Trust (and Old National has not cured that default within the time specified in the indenture), then the holders of a majority in liquidation amount of that ONB Trust's outstanding capital securities will be entitled to appoint, remove or replace either or both issuer trustees. In no event will the holders of the capital securities have the right to vote to appoint, remove or replace the administrators. Old National retains that right exclusively as the holder of the common securities. The duties and obligations of each issuer trustee are governed by the applicable trust agreement.

     Pursuant to the indenture and the trust agreements, Old National promises to pay all fees and expenses related to each ONB Trust and the offering of the capital securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of each ONB Trust, except obligations under the capital securities and the common securities.

     The ONB Trusts have no separate financial statements. Separate financial statements would not be material to holders of the capital securities because the ONB Trusts have no independent operations. They exist solely for the limited functions summarized above. Old National will guarantee the capital securities as described later in this prospectus.

     The principal executive office of each ONB Trust is c/o Old National Bancorp, 420 Main Street, Evansville, Indiana 47708, and its telephone number is
(812) 464-1434.

                                USE OF PROCEEDS

     Each ONB Trust will use all of the proceeds it receives from the sale of its capital securities and common securities to purchase from Old National the junior subordinated debentures that will provide the funds for that ONB Trust's payments to purchasers of its capital securities and common securities. Except as otherwise described in the applicable prospectus supplement, Old National intends to use the net proceeds from the sale of Old National's debt securities (either to the ONB Trusts or directly to the public) for repayment of debt, repurchases of its common stock, investments in and advances to its subsidiaries, and general corporate purposes, including possible future acquisitions. Old National may temporarily invest any funds not required immediately for those purposes in short-term marketable securities. Old National expects to borrow money or sell securities in the future, but Old National cannot predict the precise amounts or timing of doing so. For current information, look at Old National's current filings with the SEC. See "Where You Can Find More Information."

                                 CAPITALIZATION

     The following table summarizes Old National's historical capitalization as of September 30, 1999, and Old National's capitalization as adjusted to reflect the assumed issuance and sale of an aggregate of $200 million liquidation amount of capital securities and the related common securities of the trusts.

                                                                  SEPTEMBER 30, 1999
                                                              --------------------------
                                                                ACTUAL      AS ADJUSTED
                                                              -----------   ------------
                                                              (IN THOUSANDS OF DOLLARS)
Long term debt..............................................  $  774,259     $  774,259
Guaranteed Preferred Beneficial Interests in Company's
  Subordinated Debentures...................................          --        200,000
Shareholders' Equity
  Preferred stock, 2,000,000 shares authorized, no shares
     issued or outstanding..................................          --             --
  Common stock (no par value per share -- 75,000,000 shares
     authorized, and approximately 46,200,000 shares issued
     and outstanding).......................................  $   45,635     $   45,635
  Capital surplus...........................................     331,711        331,711
  Retained earnings.........................................     154,632        154,632
  Accumulated other comprehensive income, net of tax........     (17,043)       (17,043)
                                                              ----------     ----------
  Total shareholders' equity................................  $  514,938     $  514,938
                                                              ----------     ----------
Total capitalization........................................  $1,289,194     $1,489,194
                                                              ==========     ==========
Short term debt.............................................  $  560,673     $  560,673

                       RATIO OF EARNINGS TO FIXED CHARGES

     Old National's historical ratios of earnings to fixed charges are described below for the periods indicated.


                                             NINE MONTHS
                                                ENDED
                                            SEPTEMBER 30,          YEAR ENDED DECEMBER 31,
                                            -------------   -------------------------------------
                                                1999        1998    1997    1996    1995    1994
                                            -------------   -----   -----   -----   -----   -----
Ratio of Earnings to Fixed Charges
  Excluding interest on deposits..........      2.94x       3.26x   3.68x   4.71x   4.38x   4.90x
  Including interest on deposits..........      1.53x       1.51x   1.51x   1.52x   1.48x   1.54x


     The ratio of earnings to fixed charges for Old National has been computed by dividing earnings by fixed charges. "Earnings" include pretax income from continuing operations plus fixed charges. "Fixed charges" include the total of interest expense, capitalized interest, expensed or capitalized amortization of debt expense and any related discount or premium, and such portion of rental expense that is representative of the interest factor of each such rental.

                         DESCRIPTION OF DEBT SECURITIES

     The debt securities, including any junior subordinated debentures that Old National issues to an ONB Trust, will be Old National's direct unsecured general obligations. The debt securities will be junior subordinated debt securities, including the junior subordinated debentures that are issued to the ONB Trusts. The debt securities will be issued in one or more series under the indenture between Old National and Bank One Trust Company, NA, as trustee and under a securities resolution of Old National authorizing the particular series.

     Old National has summarized selected provisions of the indenture below. The summary is not complete. The form of the indenture and a form of amended and restated trust agreement are filed as exhibits to the registration statement of which this prospectus is a part. The amended and restated trust agreement for each series also has been or will be filed or incorporated by reference as an exhibit to the registration statement. You should read the indenture and the applicable amended and restated trust agreement for provisions that may be important to you. In the summary below, Old National has included references to section numbers in the indenture so that you can easily find those provisions. The particular terms of any debt securities Old National offers will be described in the related prospectus supplement, along with any applicable modifications of or additions to the general terms of the debt securities described below and in the indenture. For a description of the terms of any series of debt securities, you should also review both the prospectus supplement relating to that series and the description of the debt securities set forth in this prospectus before making an investment decision.

GENERAL

     The indenture does not significantly limit Old National's operations. In particular, it does not:

     - limit the amount of debt securities that Old National can issue under the indenture;

     - limit the number of series of debt securities that Old National can issue from time to time;

     - restrict the total amount of debt that Old National or its subsidiaries may incur; or

     - contain any covenant or other provision that is specifically intended to afford any holder of the debt securities special protection in the event of highly leveraged transactions or any other transactions resulting in a decline in Old National's ratings or credit quality.

     As of the date of this prospectus, there are no debt securities outstanding under the indenture. The ranking of a series of debt securities with respect to all of Old National's indebtedness will be established by the securities resolution creating the series.

     Although the indenture permits the issuance of debt securities in other forms or currencies, the debt securities covered by this prospectus will only be denominated in U.S. dollars in registered form without coupons, unless otherwise indicated in the applicable prospectus supplement.

TERMS

     A prospectus supplement and a securities resolution relating to the offering of any series of debt securities will include specific terms relating to the offering. The terms will include some or all of the following:

     - the designation, aggregate principal amount, currency or composite currency (if other than U.S. dollars) and denominations of the debt securities;

     - the price at which the debt securities will be issued and, if an index, formula or other method is used, the method for determining amounts of principal or interest;

     - the maturity date and other dates, if any, on which the principal of the debt securities will be payable;

     - the interest rate or rates, if any, or method of calculating the interest rate or rates which the debt securities will bear;

     - the date or dates from which interest will accrue and on which interest will be payable, and the record dates for the payment of interest; the manner of paying principal and interest on the debt securities; the place or places where principal and interest will be payable;

     - the terms of any mandatory or optional redemption of the debt securities by Old National, including any sinking fund, the terms of any conversion or exchange right; the terms of any redemption of debt securities at the option of holders; any tax indemnity provisions;

     - the portion of principal payable upon acceleration of the maturity date of any debt security;

     - whether and upon what terms debt securities may be defeased (which means that Old National would be discharged from its obligations by depositing sufficient cash or government securities to pay the principal, interest, any premiums and other sums due to the stated maturity date or a redemption date of the debt securities of the series);

     - whether any events of default or covenants in addition to or instead of those set forth in the indenture apply; provisions for electronic issuance of debt securities or for debt securities in uncertificated form;

     - any provisions relating to extending or shortening the date on which the principal and premium, if any, of the debt securities of the series is payable;

     - any provisions relating to the deferral of payment of any interest;

     - the terms of any right to convert or exchange the debt securities into any other securities or property of Old National;

     - if the series of debt securities is to be issued to an ONB Trust, the forms of the related trust agreement and guarantee agreement;

     - the additions or changes, if any, to the indenture with respect to that series of debt securities to permit or facilitate the issuance of that series of debt securities to an ONB Trust; and

     - any other terms not inconsistent with the provisions of the indenture, including any covenants or other terms that may be required or advisable under United States or other applicable laws or regulations, or advisable in connection with the marketing of the debt securities. (Section 3.1).

     Old National may issue debt securities of any series in such form and in such denominations as Old National specifies in the securities resolution and prospectus supplement for the series. (Section 2.1).

     A holder of registered debt securities may request registration of a transfer upon surrender of the debt security being transferred at any agency or office that Old National maintains for that purpose and upon fulfillment of all other requirements of the agent.

CERTAIN COVENANTS

     Any restrictive covenants that may apply to a particular series of debt securities will be described in the related prospectus supplement.

SUBORDINATION

     The indenture provides that the debt securities will be subordinated and junior in right of payment to all Senior Debt (as defined below) of Old National. This means that no payment of principal, including redemption payments, premium, if any, or interest on the debt securities may be made if:

     - any Senior Debt of Old National has not been paid when due and any applicable grace period relating to such default has ended and such default has not been cured or waived or ceased to exist; or

     - the maturity of any Senior Debt of Old National has been accelerated because of a default.

     Upon any distribution of Old National's assets to creditors upon any termination, winding-up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all principal, premium, if any, and interest due or to become due on all Senior Debt of Old National must be paid in full before the holders of debt securities are entitled to receive or retain any payment. Upon satisfaction of all claims related to all Senior Debt of Old National then outstanding, the rights of the holders of the debt securities will be subrogated to the rights of the holders of Senior Debt of Old National to receive payments or distributions applicable to Senior Debt until all amounts owing on the debt securities are paid in full.

     The term "Senior Debt" means:

          (1) the principal, premium, if any, and interest in respect of (a) indebtedness for money borrowed and (b) indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments issued by Old National;

          (2) all capital lease obligations of Old National;

          (3) all obligations of Old National issued or assumed as the deferred purchase price of property, all conditional sale obligations of Old National and all obligations of Old National under any conditional sale or title retention agreement, but excluding trade accounts payable arising in the ordinary course of business;

          (4) all obligations, contingent or otherwise, of Old National in respect of any letters of credit, banker's acceptance, security purchase facilities or similar credit transactions;

          (5) all obligations in respect of interest rate swap, cap or other agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements;

          (6) any indebtedness between or among Old National and its affiliates, except as provided in 8(b) below;

          (7) all obligations of the type referred to in clauses (1) through (6) above of other persons for the payment of which Old National is responsible or liable as obligor, guarantor or otherwise; and

          (8) all obligations of the type referred to in clauses (1) through (7) above of other persons secured by any lien on any property or asset of Old National, whether or not such obligation is assumed by such obligor, except for

             (a) any such indebtedness that by its terms ranks equally with, or junior to, the debt securities; and

             (b) any indebtedness between or among Old National and its affiliates relating to other debt securities and guarantees in respect of those debt securities issued to (i) any ONB Trust or a trustee of such ONB Trust or (ii) any other trust, or a trustee of such trust, partnership or other entity affiliated with Old National that is a financing vehicle of Old National in connection with the issuance by such financing vehicle of preferred securities or other securities guaranteed by Old National pursuant to an instrument that ranks equally with, or junior to, the guarantee.

     Such Senior Debt shall continue to be Senior Debt and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Debt.

SUCCESSOR OBLIGOR

     The indenture provides that, unless otherwise specified in the securities resolution establishing a series of debt securities, Old National will not consolidate with or merge into, or transfer all or substantially all of Old National's assets to, another company, unless:

     - that company is organized under the laws of the United States or any state or the District of Columbia;

     - that company assumes by supplemental indenture all of Old National's obligations under the indenture and the debt securities;

     - all required approvals of any regulatory body having jurisdiction over the transaction shall have been obtained; and

     - immediately after the transaction no default exists under the indenture. (Section 8.1).

     The successor shall be substituted for Old National as if it had been an original party to the indenture, the trust agreements and the debt securities. Thereafter the successor may exercise Old National's rights and powers under the indenture, the trust agreements and the debt securities, and all of Old National's obligations under those documents will terminate. (Section 8.2)

EXCHANGE OF DEBT SECURITIES

     Registered debt securities may be exchanged for an equal principal amount of registered debt securities of the same series and date of maturity in authorized denominations requested by the holders upon surrender of the registered debt securities at an office or agency Old National maintains for that purpose and upon fulfillment of all other requirements set forth in the indenture. (Section 3.6)

DEFAULTS

     Unless the securities resolution establishing the series provides for different events of default, in which event the prospectus supplement will describe the change, an event of default with respect to a series of debt securities will occur if:

     - Old National defaults in any payment of interest on any debt securities of that series when the payment becomes due and payable and the default continues for a period of 30 days;

     - Old National defaults in the payment of the principal and premium, if any, of any debt securities of the series when those payments become due and payable at maturity or upon redemption, acceleration or otherwise;

     - Old National defaults in the payment or satisfaction of any sinking fund obligation with respect to any debt securities of the series as required by the securities resolution establishing the series and the default continues for a period of 30 days;

     - Old National defaults in the performance of any of Old National's other agreements applicable to the series and the default continues for 90 days after the notice specified below;

     - Old National files for bankruptcy or other specified events in bankruptcy, insolvency, receivership or reorganization occur; or

     - any other event of default specified in the prospectus supplement occurs. (See Section 5.1)

     A default under the indenture means any event which is, or after notice or passage of time would be, an event of default under the indenture. A default under the fourth bullet point above is not an event of default until the trustee or the holders of at least 25% in principal amount of the debt securities of a series notify Old National of the default and Old National does not cure the default within the time specified after receipt of the notice. (Section 5.1)

REMEDIES

     If an event of default occurs under the indenture with respect to any series of debt securities and is continuing, the trustee by notice to Old National or (except as provided in the next sentence) the holders of at least 25% in principal amount of the series by notice both to Old National and to the trustee, may declare the principal of and accrued interest on all the debt securities of the series to be due and payable immediately. In the case of a series of junior subordinated debentures issued to an ONB Trust, if, upon an event of default, the trustee or the other holders, if any, together holding not less than 25% in aggregate principal amount of that series, fail to declare the principal of all the debt securities of that series to be immediately due and payable, then the holders of 25% in aggregate liquidation amount of the capital securities issued by the ONB Trust then outstanding shall have the right to do so by notice to Old National and to the trustee.

     Except as provided in the next sentence, the holders of a majority in principal amount of a series of debt securities, by notice to the trustee, may rescind an acceleration and its consequences if certain conditions are met, including:

          (a) Old National pays or deposits with the indenture trustee a sum sufficient to pay:

             (i) all overdue interest,

             (ii) the principal of and any premium which have become due other than by the declaration of acceleration and overdue interest on those amounts,

             (iii) any overdue sinking fund payments and overdue interest on such payments,

             (iv) interest on overdue interest to the extent lawful, and

             (v) all amounts otherwise due to the indenture trustee under the indenture;

          (b) the rescission would not conflict with any judgment or decree;

          (c) all existing events of default on the series have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration.

     In the case of a series of junior subordinated debentures issued to an ONB Trust, the holders of a majority in aggregate liquidation amount of the capital securities issued by that ONB Trust then outstanding shall also have the right to rescind the acceleration and its consequences with respect to such series, subject to the same conditions set forth above. (Section 5.2)

     If an event of default occurs and is continuing on a series, the trustee may pursue any available remedy to collect principal or interest then due on the series, to enforce the performance of any provision applicable to the series, or otherwise to protect the rights of the trustee and holders of the series. (Section 5.3)

     In the case of a series of junior subordinated debentures issued to an ONB Trust, any holder of the outstanding capital securities issued by that ONB Trust shall have the right, upon the occurrence and continuance of an event of default with respect to that series following Old National's failure to pay timely interest, principal or premium as described above, to sue Old National directly. In that lawsuit the holder of the capital securities can force Old National to pay to the holder (instead of the ONB Trust) the principal of, and premium, if any, and interest on, junior subordinated debentures held by the ONB Trust having a principal amount equal to the aggregate principal amount of the capital securities held by that holder. (Section 5.8)


     The trustee may require an indemnity satisfactory to it before it performs any duty or exercises any right or power under the indenture or the debt securities which it reasonably believes may expose it to any risk of loss or liability. (Section 6.1) With some limitations, holders of a majority in principal amount of the debt securities of a series may direct the trustee in its exercise of any trust or power with respect to that series. (Section 5.12) Except in the case of default in payment on a series, the trustee may withhold notice of any continuing default with respect to the debt securities of that series if it determines that withholding the notice is in the interest of holders of the series. (Section 6.2) Old National is required to furnish the trustee annually a brief certificate as to Old National's compliance with all terms and conditions of the indenture. (Section 10.4)


     The events of default specified in the indenture do not include a cross-default provision. Thus, except to the extent provided in the securities resolution establishing a series, a default by Old National on any other debt, including any other series of debt securities, would not constitute an event of default under the indenture (or in the case of an event of default as to any series, an event of default as to any other series outstanding under the indenture). If a securities resolution provides for a cross-default provision, the prospectus supplement will describe the terms of that provision.

AMENDMENTS


     Without the consent of any debt security holder, subject to certain limitations, Old National may amend the indenture by entering into one or more supplemental indentures for any of the following purposes:


     - to cure any ambiguity, omission, defect or inconsistency;

     - to provide for the assumption of Old National's obligations to debt security holders by the surviving company in the event of a merger or consolidation requiring such assumption as described above under "-- Successor Obligor";

     - to provide that specific provisions of the indenture shall not apply to a series of debt securities not previously issued;

     - to create a series of debt securities and establish its terms;

     - to provide for a separate trustee for one or more series of debt securities; or

     - to make any change that does not materially adversely affect the rights of any debt security holder. (Section 9.1)

     Unless the securities resolution provides otherwise, in which event the prospectus supplement will describe the revised provision, Old National and the trustee may amend the indenture by entering into one or more supplemental indentures with the written consent of the holders of a majority in principal amount of the debt securities of all series affected voting as one class. However, without the consent of each debt security holder affected, no amendment may:

     - reduce the principal amount of debt securities whose holders must consent to an amendment or waiver;

     - reduce the interest on or change the time for payment of interest on any debt security (but this does not affect Old National's right to elect to defer one or more payments of interest as described below under "-- Certain Provisions Relating to Junior Subordinated Debentures Issued to the ONB Trusts -- Option to Defer Interest Payment Date");

     - change the stated maturity of any debt security (subject to any right Old National may have retained in the securities resolution and described in the prospectus supplement);

     - reduce the principal of any debt security or, if less than the principal amount thereof, reduce the amount that would be due on acceleration of any debt security thereof;

     - change the currency in which the principal or interest on a debt security is payable;

     - make any change that materially adversely affects the right to convert or exchange any debt security; or

     - waive any default in payment of interest on or principal of a debt security. (Section 9.2)

     In the case of a series of junior subordinated debentures issued to an ONB Trust, Old National is not permitted to amend the indenture if such amendment adversely affects the holders of the capital securities of that ONB Trust in any material respect, and no termination of the indenture shall occur, without the prior consent of the holders of not less than a majority in aggregate liquidation amount of the capital securities then outstanding unless and until the principal (and premium, if any) of the junior subordinated debentures of that series and all accrued and unpaid interest thereon have been paid in full. Furthermore, in the case of a series issued to an ONB Trust, no amendment can be made to the provisions of the indenture allowing holders of capital securities of that ONB Trust to sue directly following Old National's failure to make timely payments on the junior subordinated debentures as described above without the prior consent of the holder of each capital security then outstanding unless and until the principal (and premium, if any) of the junior subordinated debentures of that series and all accrued and unpaid interest thereon have been paid in full. (Section 9.2)

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     Debt securities of a series may be defeased at any time in accordance with their terms and as set forth in the indenture and described briefly below, unless the securities resolution establishing the terms of the series provides otherwise. Any defeasance may terminate all of Old National's obligations (with limited exceptions) with respect to a series of debt securities and the indenture ("legal defeasance"), or it may terminate only Old National's obligations under any restrictive covenants which may be applicable to a particular series ("covenant defeasance").

     Old National may exercise Old National's legal defeasance option even though Old National has also exercised Old National's covenant defeasance option. If Old National exercises the legal defeasance option with respect to a series of debt securities, that series may not be accelerated because of an event of default. (Section 4.2) If Old National exercises the covenant defeasance option, that series of debt securities may not be accelerated by reference to any restrictive covenants which may be applicable to that particular series. (Section 4.3)

     To exercise either defeasance option as to a series of debt securities, Old National must:

     - irrevocably deposit in trust (the "defeasance trust") with the trustee or another trustee money or U.S. government obligations;

     - deliver a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due on the deposited U.S. government obligations, without reinvestment, plus any deposited money without investment, will provide cash at the times and in the amounts necessary to pay the principal and interest when due on all debt securities of the series to maturity or redemption, as the case may be; and

     - comply with certain other conditions. In particular, Old National must obtain an opinion of tax counsel that the defeasance will not result in recognition of any gain or loss to holders for federal income tax purposes.


     U.S. government obligations are direct obligations of (a) the United States or (b) an agency or instrumentality of the United States, the payment of which is unconditionally guaranteed by the United States, and which, in either case
(a) or (b), have the full faith and credit of the United States of America pledged for payment and which are not callable at the issuer's option. It also includes certificates representing an ownership interest in such obligations. (Section 4.4)


CERTAIN PROVISIONS RELATING TO JUNIOR SUBORDINATED DEBENTURES ISSUED TO THE ONB TRUSTS

     General. The junior subordinated debentures that Old National issues to an ONB Trust may be issued in one or more series under the indenture with terms corresponding to the terms of a series of capital securities issued by that ONB Trust. The principal amount of the junior subordinated debentures that Old National issues to an ONB Trust will be equal to the aggregate stated liquidation amount of the capital securities and common securities of that ONB Trust. Concurrently with the issuance of each ONB Trust's capital securities, each ONB Trust will invest the proceeds from the sale of the capital securities and the consideration Old National pays for the common securities in a series of corresponding junior subordinated debentures that Old National will issue to that ONB Trust.

     The prospectus supplement will describe specific terms relating to the offering of each series of junior subordinated debentures. See "Description Of Debt Securities -- Terms."

     Unless otherwise specified in the applicable securities resolution, Old National will covenant, as to each series of junior subordinated debentures:

     - to maintain, directly or indirectly, 100% ownership of the common securities of the ONB Trust to which the corresponding junior subordinated debentures have been issued (provided that certain successors which are permitted pursuant to the indenture may succeed to Old National's ownership of the common securities);

     - not to voluntarily terminate, wind-up or liquidate any ONB Trust, except:

      -- in connection with a distribution of the junior subordinated debentures to the holders of the capital securities in liquidation of the ONB Trust; or

      -- in connection with certain mergers, consolidations or amalgamations permitted by the related trust agreement; and

     - to use Old National's reasonable efforts, consistent with the terms and provisions of the related trust agreement, to cause such ONB Trust to remain classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes.

     For additional covenants relating to payment of expenses of the ONB Trusts, see "Description of Capital Securities -- Payment of Expenses."

     Option to Defer Interest Payment Date. Unless otherwise stated in the applicable prospectus supplement, Old National will have the right at any time and from time to time during the term of any series of junior subordinated debentures issued to an ONB Trust to defer payments of interest by extending the interest payment period for a specified number of consecutive periods. No deferral period may extend beyond the maturity date of that series of junior subordinated debentures. Old National may pay at any time all or any portion of the interest accrued to that point during a deferral period. At the end of the deferral period or at a redemption date, Old National will be obligated to pay all interest accrued and unpaid (together with interest on the unpaid interest to the extent permitted by applicable law). United States federal income tax consequences and special considerations applicable to any junior subordinated debentures issued to an ONB Trust for which a deferral period has been elected will be described in the applicable prospectus supplement. During any deferral period, or while Old National is in default, Old National will be restricted in its ability to make payments or incur obligations related to its capital stock or debt securities ranking equal to or below the junior subordinated debentures. See "-- Restrictions on Certain Payments."

     Prior to the termination of any deferral period, Old National may extend the interest payment period, and, after the termination of any deferral period and the payment of all amounts due, Old National may decide to begin a new deferral period. However, the deferral period may not extend beyond the maturity date of the junior subordinated debentures.

     If the trustee is the sole holder of the series of junior subordinated debentures held by the ONB Trust, Old National will give the trustee and the issuer trustees of the ONB Trust notice of Old National's selection of any deferral period one business day prior to the earlier of:

     - the next date distributions on the capital securities are payable; or

     - the date the ONB Trust is required to give notice to the New York Stock Exchange (or other applicable self-regulatory organization) or to holders of its capital securities of the record date or the date any distribution on the capital securities is payable.

     If the property trustee is not the sole holder of the series of junior subordinated debentures, Old National will give the holders of the junior subordinated debentures notice of Old National's selection of any deferral period ten business days prior to the earliest of:

     - the next interest payment date; or

     - the date upon which Old National is required to give notice to the New York Stock Exchange (or other applicable self-regulatory organization) or to holders of the junior subordinated debentures of the record or payment date of any related interest payment.

     Redemption. The junior subordinated debentures and the applicable securities resolution will provide the terms upon which Old National can redeem the junior subordinated debentures at Old National's option, and will specify a date prior to which Old National will not be allowed to redeem the junior subordinated debentures, and after which Old National will have the right to redeem the junior subordinated debentures, in whole or in part, upon not less than 30 days nor more than 60 days notice to the holder of the junior subordinated debentures at a redemption price or prices stated in the applicable prospectus supplement. In order to redeem the junior subordinated debentures of any series held by an ONB Trust, Old National may need to obtain the prior approval of the Board of Governors of the Federal Reserve System.

     If the junior subordinated debentures are redeemed only in part, they will be redeemed pro rata or by lot or by any other method selected by the trustee. If a partial redemption of the junior subordinated debentures would result in delisting from any national securities exchange or other self-regulatory organization on which the capital securities of the ONB Trust holding the junior subordinated debentures are then listed, Old National will not be permitted to effect a partial redemption and may only redeem the junior subordinated debentures as a whole.

     Except as otherwise specified in the applicable prospectus supplement and subject to the provisions of the applicable securities resolution, if a Tax Event (as defined below), an Investment Company Event (as defined below) or a Regulatory Capital Event (as defined below) in respect of an ONB Trust occurs and is continuing, Old National has the option to redeem the junior subordinated debentures held by that ONB Trust, in whole, but not in part, at any time within 90 days thereafter. If the applicable ONB Trust is the holder of all outstanding junior subordinated debentures, the proceeds of the redemption will be used by the ONB Trust to redeem its capital securities and common securities in accordance with their terms.

     However, in the case of an occurrence of a Tax Event, an Investment Company or a Regulatory Capital Event, if Old National can eliminate, within the 90 day period, such event by taking some action, such as filing a form or making an election, or pursuing some other similar reasonable measure which has no adverse effect on Old National, the relevant ONB Trust or the holders of the capital securities or the common securities, Old National will pursue that action instead of redemption. Old National will have no right to redeem the junior subordinated debentures while such ONB Trust or the property trustee is pursuing any similar action based on its obligations under the trust agreement.

     "Tax Event" means that the applicable ONB Trust will have received an opinion of counsel (which may be counsel to Old National or an affiliate) experienced in such matters to the effect that, as a result of any

     - amendment to, or change (including any announced proposed change) in the laws or any regulations under the laws of the United States or any political subdivision or taxing authority, or

     - official administrative pronouncement or judicial decision interpreting or applying the laws or regulations stated above whether or not the pronouncement or decision is issued to or in connection with a proceeding involving Old National or the ONB Trust, in each case which amendment or change is effective or which proposed change, pronouncement, action or decision is announced on or after the date of issuance of the applicable series of junior subordinated debentures pursuant to the applicable securities resolution, there is more than an insubstantial risk that:

     - the ONB Trust is, or will be within 90 days of the date of the opinion of counsel, subject to United States Federal income tax with respect to income received or accrued on the junior subordinated debentures;

     - interest Old National pays on the corresponding junior subordinated debentures is not, or will not be within 90 days of the date of the opinion of counsel, deductible, in whole or in part, for United States Federal income tax purposes; or

     - the ONB Trust is, or will be within 90 days of the date of the opinion of counsel, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

     "Investment Company Event" means that the applicable ONB Trust will have received an opinion of counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, courts, governmental agency or regulatory authority on or after the date of original issuance of the capital securities by the ONB Trust, the ONB Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended.

     "Regulatory Capital Event" means that if Old National determines, based on an opinion of counsel experienced in such matters, who may be an employee of Old National or any of Old National's affiliates, that, as a result of:

     - any amendment to, clarification of or change in applicable laws or regulations or official interpretations thereof or policies with respect thereto, or

     - any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations,

there is more than an insubstantial risk that the capital securities will not longer constitute Tier I Capital of Old National or any bank holding company of which Old National is a subsidiary for purposes of the capital adequacy guidelines or policies of the Board of Governors of the Federal Reserve System or its successor as Old National's primary federal banking regulator.

     Restrictions on Certain Payments. Unless otherwise provided in the applicable prospectus supplement, Old National will promise, as to each series of junior subordinated debentures issued to an ONB Trust, that it will not:

     - declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of its capital stock;

     - make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any of its debt securities (including other junior subordinated debentures) that rank equally with or junior in interest to the junior subordinated debentures; or

     - make any guarantee payments with respect to any of the debt securities of any of its subsidiaries if the guarantee ranks equally with or junior in interest to the junior subordinated debentures;

other than:

     - dividends or distributions payable in its common stock;

     - payments under any guarantee relating to the capital securities of an ONB Trust;

     - purchases of common stock related to the issuance of common stock under any benefit plans for its directors, officers or employees; and

     - obligations under any dividend reinvestment plan or stock purchase plan.

These restrictions apply only if:

     - at that time an event has occurred that (a) with the giving of notice or the lapse of time, or both, would constitute an event of default under the indenture with respect to the junior subordinated debentures of that series and (b) Old National shall not have taken reasonable steps to cure the event;

     - the junior subordinated debentures are held by an ONB Trust and Old National is in default with respect to payment of any obligations under the guarantee relating to the capital securities of that ONB Trust; or

     - Old National shall have given notice of its intention to begin an interest deferral period and have not rescinded the notice, or any deferral period is continuing.

REGARDING THE TRUSTEE

     Bank One Trust Company, NA will act as trustee and registrar for registration and transfer of debt securities issued under the indenture. (Section 3.6) The trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for Old National or its affiliates, and may otherwise deal with Old National or its affiliates, as if it were not the trustee.

                       DESCRIPTION OF CAPITAL SECURITIES

     The following section describes the general terms and provisions of the capital securities to which any prospectus supplement may relate. The particular terms of the capital securities offered by any ONB Trust and the extent to which any of these general provisions do not apply to its capital securities will be described in the prospectus supplement relating to that ONB Trust and its capital securities.

     The capital securities will represent undivided beneficial ownership interests in the assets of an ONB Trust. The holders of the capital securities of an ONB Trust will be entitled to a preference over holders of the common securities of such ONB Trust in certain circumstances with respect to distributions and amounts payable on redemption or liquidation. Holders of capital securities will also have certain other benefits as described in the corresponding trust agreement.

     Old National has summarized selected provisions of the capital securities and each trust agreement below. This summary is not complete. The form of trust agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part. You should read the form of trust agreement for provisions that may be important to you. You should also consider applicable provisions of the Trust Indenture Act. Each of the ONB Trusts is a legally separate entity, and the assets of one are not available to satisfy the obligations of the other.

GENERAL

     The capital securities of a ONB Trust will rank equally, and payments on the capital securities will be made pro rata, with the common securities of that ONB Trust except as described under "-- Subordination of Common Securities." Legal title to the junior subordinated debentures issued to an ONB Trust will be held by the property trustee in trust for the benefit of the holders of the capital securities of that ONB Trust and for Old National as holder of the common securities of that ONB Trust. Each guarantee agreement Old National executes for the benefit of the holders of an ONB Trust's capital securities will be a guarantee on a junior subordinated basis with, but will not guarantee payment of distributions or amounts payable on redemption or liquidation of, such capital securities if the ONB Trust does not have funds available to make such payments. See "Description of Guarantees."

DISTRIBUTIONS

     Distributions on the capital securities will be cumulative, will accumulate from the date of original issuance and will be payable on the dates specified in the applicable prospectus supplement. Except as specified in the applicable prospectus supplement, in the event that any date on which distributions are payable on the capital securities is not a business day, payment of the distribution will be made on the next succeeding day that is a business day (without any interest or other payment in respect of the delay), with the same force and effect as if made on the originally specified date. However, if the next business day is in the next calendar year, payment of distributions will be made on the preceding business day. Each date on which distributions are payable is referred to in this prospectus as a distribution date.

     An ONB Trust's capital securities represent undivided beneficial ownership interests in the assets of that ONB Trust. The distributions on each capital security will be payable at a rate specified in the prospectus supplement for that capital security. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months unless otherwise specified in the applicable prospectus supplement. Distributions to which holders of capital securities are entitled will accumulate interest at the rate per annum specified in the applicable prospectus supplement. Distributions on capital securities as used in this prospectus includes these additional distributions unless otherwise stated.

     The revenue of each ONB Trust available for distribution to holders of its capital securities will be limited to payments it receives from Old National under the junior subordinated debentures it owns. Each ONB Trust will invest the proceeds from the issuance and sale of its common securities and capital securities in the corresponding junior subordinated debentures, and it will have no other assets. See "Description of Debt Securities -- Certain Provisions Relating to Junior Subordinated Debentures Issued to the ONB Trusts." If Old National does not make interest payments on the junior subordinated debentures held by an ONB Trust, the property trustee will not have funds available to pay distributions on the capital securities of that ONB Trust. Old National has guaranteed the payment of distributions (if and to the extent the ONB Trust has funds legally available for the payment of distributions and cash sufficient to make the payments) on a limited basis as set forth herein under "Description of Guarantees."

     Old National may defer interest on any series of junior subordinated debentures for a specified number of consecutive interest payment periods. See "Description of Debt Securities -- Certain Provisions Relating to Junior Subordinated Debentures Issued to the ONB Trustee -- Option to Defer Interest Payment Date." If Old National defers interest payments on the corresponding junior subordinated debentures held by an ONB Trust, the ONB Trust will defer payments on its capital securities.

     Distributions on the capital securities will be payable to the holders as they appear on the register of the ONB Trust on the relevant record dates, which, as long as the capital securities remain in book-entry form, will be one business day prior to the relevant distribution date. Subject to any applicable laws and regulations and to the provisions of the applicable trust agreement, each distribution payment will be made as described under "Book-Entry Issuance." In the event any capital securities are not in book-entry form, the relevant record date for such capital securities shall be a date at least 15 days prior to the relevant distribution date, as specified in the applicable prospectus supplement.

PAYMENT OF EXPENSES

     Pursuant to the indenture, Old National has agreed to pay all debts and obligations (other than distributions on the common securities and capital securities) and all costs and expenses of the ONB Trusts and to pay any and all taxes, duties, assessments or other governmental charges (other than United States withholding taxes) imposed by the United States or any other taxing authority. This includes, but is not limited to, all costs and expenses relating to the organization of the ONB Trusts, the fees and expenses of the property trustee, the Delaware trustee and the administrators and all costs and expenses relating to the operation of the ONB Trusts. As a result, the net amounts received and retained by an ONB Trust after paying these fees, expenses, debts and obligations will be equal to the amounts the ONB Trust would have received and retained had no fees, expenses, debts and obligations been incurred by or imposed on it. Old National's promise to pay these obligations is for the benefit of, and shall be enforceable by, any creditor to whom the fees, expenses, debts and obligations are owed, whether or not the creditor has received notice of the promise. Any creditor may enforce these obligations directly against Old National, and Old National has agreed to irrevocably waive any right or remedy that would otherwise require that any creditor take any action against the ONB Trust or any other person before proceeding against Old National. Old National will execute such additional agreements as may be necessary to give full effect to these promises.

REDEMPTION OR EXCHANGE

     If Old National repays or redeems, in whole or in part, any junior subordinated debentures that have been issued to an ONB Trust, whether at maturity or earlier, the proceeds from the repayment or redemption shall be applied by the property trustee to redeem a like amount of the capital securities and the common securities of that ONB Trust. The property trustee will give you at least 30 but no more than 60 days notice, and the redemption price will be equal to the sum of:

     - the aggregate liquidation amount of the capital securities and common securities being redeemed; plus

     - accumulated but unpaid distributions on to the redeemed capital securities and common securities to the date of redemption; plus

     - the related amount of the premium, if any, that Old National pays upon the concurrent redemption of corresponding junior subordinated debentures.

     See "Description of Debt Securities -- Certain Provisions Relating to Junior Subordinated Debentures Issued to the ONB Trusts -- Redemption."

     If Old National is repaying or redeeming less than all of any series of junior subordinated debentures held by an ONB Trust on a redemption date, then the proceeds from the repayment or redemption shall be allocated to redeem the capital securities and common securities issued by that ONB Trust, pro rata. The amount of premium, if any, that Old National pays to redeem all or any part of any series of junior subordinated debentures held by an ONB Trust will also be allocated pro rata to the redemption of the capital securities and common securities issued by that ONB Trust.

     Old National will have the right to redeem any series of junior subordinated debentures:

     - subject to the conditions described under "Description Of Debt Securities -- Certain Provisions Relating to Junior Subordinated Debentures Issued to the ONB Trusts -- Redemption"; or

     - as may be otherwise specified in the applicable prospectus supplement.

     Old National has the right to terminate an ONB Trust at any time and, after satisfaction of any liabilities to creditors of that ONB Trust as provided by applicable law, to cause the junior subordinated debentures owned by that ONB Trust to be distributed to the holders of the capital securities and common securities in liquidation of that ONB Trust.

     If provided in the applicable prospectus supplement, Old National will have the right to extend or shorten the maturity of any series of junior subordinated debentures at the time that Old National exercises Old National's right to elect to terminate an ONB Trust and cause the junior subordinated debentures held by that ONB Trust to be distributed to the holders of the capital securities and common securities in liquidation of that ONB Trust. However, Old National can extend the maturity only if the conditions specified in the applicable prospectus supplement are met at the time the election is made and at the time of the extension.

     After the liquidation date fixed for any distribution of junior subordinated debentures to the holders of any series of capital securities:

     - that series of capital securities will no longer be deemed to be outstanding;

     - The Depository Trust Company ("DTC") or its nominee, as the record holder of the capital securities, will receive a registered global certificate or certificates representing the junior subordinated debentures to be delivered in the distribution;

     - Old National shall use its reasonable efforts to list the junior subordinated debentures on the New York Stock Exchange or on such other exchange, interdealer quotation system or self-regulatory organization as such capital securities are then listed; and

     - any certificates representing that series of capital securities not held by DTC or its nominee will be deemed to represent the junior subordinated debentures having a principal amount equal to the stated liquidation amount of that series of capital securities, bearing accrued and unpaid interest in an amount equal to the accrued and unpaid distributions on that series of capital securities until the certificates are presented to the administrators or their agent for transfer or reissuance.

     Old National cannot predict the market prices for the capital securities or the junior subordinated debentures that may be distributed in exchange for capital securities. As a result, the capital securities that an investor may purchase, or the junior subordinated debentures that an investor may receive on termination and liquidation of an ONB Trust, may trade at a lower price than the investor paid to purchase the capital securities.

REDEMPTION AND EXCHANGE PROCEDURES

     Any capital securities that are redeemed on any redemption date will be redeemed with the proceeds received by the ONB Trust from the contemporaneous redemption of the junior subordinated debentures held by that ONB Trust. Redemptions of the capital securities will be made and the redemption price will be payable on each redemption date only to the extent that the related ONB Trust has cash on hand available for the payment of such redemption price. See
"-- Subordination of Common Securities."

     If an ONB Trust gives a notice of redemption in respect of its capital securities, then, by 12:00 noon, New York City time, on the redemption date, the property trustee will deposit irrevocably with DTC funds sufficient to pay the applicable redemption price to the extent funds are available. The property trustee will give DTC irrevocable instructions and authority to pay the redemption price to the holders of such capital securities. See "Book-Entry Issuance." If the capital securities are no longer in book-entry form, the property trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the capital securities funds sufficient to pay the applicable redemption price and will give the paying agent irrevocable instructions and authority to pay the redemption price to the holders of the capital securities upon surrender of the certificates evidencing their capital securities.

     Except as specified in the applicable prospectus supplement, in the event that any date fixed for redemption of capital securities is not a business day, then payment of the redemption price payable on such date will be made on the next succeeding day which is a business day (and without any interest or other payment in respect of any delay). However, if the next business day is in the next calendar year, the redemption price will be payable on the preceding business day. In the event that payment of the redemption price in respect of capital securities called for redemption is improperly withheld or refused and not paid either by the ONB Trust or by Old National pursuant to the guarantee as described under "Description of Guarantees," then:

     - distributions on those capital securities will continue to accrue at the then applicable rate from the redemption date originally established by the ONB Trust for those capital securities to the date the redemption price is actually paid; and

     - the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.

     Payment of the redemption price on the capital securities and any distribution of corresponding junior subordinated debentures to holders of capital securities will be made to the applicable record holders thereof as they appear on the register for the capital securities on the relevant record date. The record date will be one business day prior to the relevant redemption date or liquidation date, as applicable, except that if any capital securities are not in book-entry form, the relevant record date for those capital securities shall be a date at least 15 days prior to the redemption date or liquidation date, as applicable, as specified in the applicable prospectus supplement.

     If an ONB Trust redeems less than all of its capital securities and common securities, then the aggregate liquidation amount of capital securities and common securities to be redeemed will be allocated pro rata between the capital securities and the common securities based upon their respective aggregate liquidation amounts. Within 60 days of the redemption date, the property trustee will select the capital securities to be redeemed from among the outstanding capital securities not previously called for redemption. The property trustee may use any method of selection it deems to be fair and reasonable.

     Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of capital securities or common securities to be redeemed at the holder's registered address.

     Unless Old National defaults in payment of the redemption price on the junior subordinated debentures, on and after the redemption date, interest ceases to accrue on the junior subordinated debentures or portions thereof (and distributions cease to accrue on the capital securities or portions thereof issued by the ONB Trust that holds such junior subordinated debentures) called for redemption.

     If notice of redemption has been given and funds deposited as required, then upon the date of such deposit all rights of the holders of the capital securities called for redemption will cease, except the right to receive the redemption price, but without interest on the redemption price, and the capital securities will cease to be outstanding.

SUBORDINATION OF COMMON SECURITIES

     Payment of distributions on, and the redemption price of, each ONB Trust's capital securities and common securities, as applicable, generally shall be made pro rata based upon their respective aggregate liquidation amounts. However, if on any distribution date or redemption date an event of default with respect to any junior subordinated debenture held by an ONB Trust has occurred and is continuing, then:

     - We shall not pay any distribution on, or redemption price of, any of the ONB Trust's common securities, and we can not make any other payment on account of the redemption, liquidation or other acquisition of such common securities, unless

      -- all accumulated and unpaid distributions on all of the ONB Trust's outstanding capital securities are paid in full in cash for all distribution periods terminating on or prior to any payment on the common securities,

      -- in the case of a payment of the redemption price, the full amount of the redemption price on all of the ONB Trust's outstanding capital securities then called for redemption shall have been paid or provided for, and

      -- all funds available to the property trustee shall first be applied to the payment in full in cash of all distributions on, or redemption price of, the ONB Trust's capital securities then due and payable.

     In the case of any event of default with respect to any junior subordinated debentures held by an ONB Trust, Old National (as holder of the ONB Trust's common securities) will be deemed to have waived any right to act with respect to the event of default under the applicable trust agreement until the effect of all events of default with respect to such capital securities has been cured, waived or otherwise eliminated. Until any events of default under the applicable trust agreement with respect to the capital securities have been cured, waived or otherwise eliminated, the property trustee is required to act solely on behalf of the holders of the capital securities and not on Old National's behalf as holder of the ONB Trust's common securities, and only the holders of such capital securities will have the right to direct the property trustee to act on their behalf.

LIQUIDATION DISTRIBUTION UPON TERMINATION


     Pursuant to its respective trust agreement, each ONB Trust will automatically terminate upon the expiration of its term or on the first to occur of:


     - specified events relating to Old National's bankruptcy, dissolution or liquidation;

     - Old National's written direction to the property trustee, as depositor, to dissolve the ONB Trust and distribute the corresponding junior subordinated debentures to the holders of the capital securities in exchange for the capital securities (which direction is optional and wholly within Old National's discretion as depositor);

     - the redemption of all of the ONB Trust's capital securities and common securities; and

     - the entry of an order for the dissolution of the ONB Trust by a court of competent jurisdiction.

     If an early termination occurs for any reason other than the redemption of all of the capital securities and common securities, the ONB Trust will be liquidated by the property trustee as expeditiously as the issuer trustees determine to be possible. Except as provided in the next sentence, the issuer trustees will distribute (after satisfaction of any liabilities to creditors of such ONB Trust as provided by applicable law) to the holders of such capital securities and common securities a like amount of the corresponding junior subordinated debentures. However, if such a distribution is determined by the property trustee not to be practical, the holders of the capital securities will be entitled to receive out of the assets of the ONB Trust available for distribution to holders (after satisfaction of any liabilities to creditors of the ONB Trust as provided by applicable law) a liquidation distribution in an amount equal to the aggregate of the liquidation amount plus accrued and unpaid distributions thereon to the date of payment. If the liquidation distribution can be paid only in part because the ONB Trust has insufficient assets available to pay in full the aggregate liquidation distribution, then the amounts payable directly by the ONB Trust on its capital securities will be paid on a pro rata basis.

     As the holder of the ONB Trust's common securities, Old National will be entitled to receive distributions upon any liquidation pro rata with the holders of its capital securities. However, if an event of default relating to the junior subordinated debentures held by an ONB Trust has occurred and is continuing, that ONB Trust's capital securities will have a priority over its common securities.

ADDITIONAL AMOUNTS

     If at any time an ONB Trust is required to pay any taxes, duties, assessments or governmental charges of whatever nature, other than withholding taxes, imposed by the United States, or any other taxing authority, then Old National will be required to pay additional amounts on the junior subordinated debt securities. The additional amounts will be sufficient so that the net amounts received and retained by the ONB Trust after paying any such taxes, duties, assessments or other governmental charges will be not less than the amounts the ONB Trust would have received had no such taxes, duties, assessments or other governmental charges been imposed. This means that the ONB Trust will be in the same position it would have been if it did not have to pay such taxes, duties, assessments or other charges.

EVENTS OF DEFAULT; NOTICE

     Any one of the following events constitutes a "trust event of default" under each trust agreement with respect to the capital securities issued by an ONB Trust thereunder (whatever the reason for the trust event of default):

     - an event of default with respect to the junior subordinated debentures issued under the indenture to the ONB Trust occurs (see "Description of Debt Securities -- Defaults");

     - the property trustee does not pay any distribution within 30 days of its due date, provided that no deferral period is continuing;

     - the property trustee does not pay any redemption price of any trust security when it becomes due and payable;

     - the default by an issuer trustee in the performance, or breach, in any material respect, of any covenant or warranty of the issuer trustees in the trust agreement (other than a default in the payment of any distribution or any redemption price as provided above), and continuation of that default or breach for a period of 90 days after there has been given, by registered or certified mail, to the defaulting issuer trustee by the holders of at least 25% in aggregate liquidation preference of the outstanding capital securities of the applicable ONB Trust, a written notice specifying the default or breach and requiring it to be remedied and stating that the notice is a "notice of default" under the trust agreement; or

     - the property trustee files for bankruptcy or certain other events in bankruptcy or insolvency occur and a successor property trustee is not appointed within 60 days.

     Within 90 days after learning of the occurrence of any trust event of default, the property trustee is required to transmit notice of the trust event of default to the holders of the ONB Trust's capital securities, to the administrators and to Old National, as depositor, unless the trust event of default has been cured or waived.

     If an event of default with respect to a corresponding junior subordinated debenture has occurred and is continuing, the capital securities shall have a preference over the common securities upon termination of the ONB Trust as described above. See "-- Liquidation Distribution upon Termination." The existence of a trust event of default with respect to an ONB Trust does not entitle the holders of capital securities issued by that ONB Trust to cause the redemption of the capital securities.

REMOVAL OF ISSUER TRUSTEES

     Old National as the holder of the common securities of an ONB Trust may remove either issuer trustee at any time, unless an event of default with respect to junior subordinated debentures held by that ONB Trust has occurred and is continuing. If a trust event of default resulting from an event of default with respect to junior subordinated debentures held by that ONB Trust has occurred and is continuing, the property trustee and the Delaware trustee may be removed by the holders of a majority in liquidation amount of the outstanding capital securities of that ONB Trust. In no event will the holders of the capital securities have the right to vote to appoint, remove or replace the administrators: that right belongs exclusively to Old National as the holder of the common securities. No resignation or removal of an issuer trustee and no appointment of a successor trustee will be effective until the successor trustee accepts its appointment in accordance with the provisions of the applicable trust agreement.

MERGER OR CONSOLIDATION OF ISSUER TRUSTEES

     Any corporation into which the property trustee or the Delaware trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of such trustee, shall be the successor of such trustee under each trust agreement, provided such corporation shall be otherwise qualified and eligible.

MERGERS, CONSOLIDATIONS, CONVERSIONS, AMALGAMATIONS OR REPLACEMENTS OF THE ONB TRUSTS

     An ONB Trust may not merge or consolidate with or into, convert into, amalgamate or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other person, except as described below, as described in "-- Liquidation Distribution upon Termination" or as described in the prospectus supplement with respect to the capital securities. An ONB Trust may, at Old National's request, with the consent the holders of a majority of its capital securities, merge or consolidate with or into, convert into, amalgamate or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any state; provided, that:

     - the successor entity either (a) expressly assumes all of the obligations of the ONB Trust with respect to its capital securities or (b) substitutes for the capital securities other successor securities having substantially the same terms as the capital securities so long as the successor securities rank the same as the capital securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise;

     - Old National expressly appoints a trustee of such successor entity possessing the same powers and duties as the property trustee as the holder of the corresponding junior subordinated debentures;

     - the successor securities are listed, or any successor securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the capital securities are then listed, if any;

     - the merger, consolidation, conversion, amalgamation, replacement, conveyance, transfer or lease does not cause the capital securities (including any successor securities) to be downgraded by a nationally recognized statistical rating organization;

     - the merger, consolidation, conversion, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the capital securities (including any successor securities) in any material respect;

     - the successor entity has a purpose substantially similar to that of the ONB Trust;

     - prior to the merger, consolidation, conversion, amalgamation, replacement, conveyance, transfer or lease, the property trustee has received an opinion from independent counsel to the ONB Trust experienced in such matters to the effect that:

      -- the merger, consolidation, conversion, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the capital securities (including any successor securities) in any material respect, and

      -- following the merger, consolidation, conversion, amalgamation, replacement, conveyance, transfer or lease, neither the ONB Trust nor such successor entity will be required to register as an investment company under the Investment Company Act; and

     - Old National or any permitted successor or assignee owns all of the common securities of the successor entity and guarantees the obligations of the successor entity under the successor securities at least to the extent provided by the guarantee.

Notwithstanding the general provisions described above, an ONB Trust shall not, except with the consent of holders of 100% in liquidation amount of the capital securities, merge with or into, consolidate, convert into, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such merger, consolidation, conversion, amalgamation, replacement, conveyance, transfer or lease would cause the ONB Trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

VOTING RIGHTS; AMENDMENT OF EACH TRUST AGREEMENT

     The holders of the capital securities will have only the voting rights described below and under "Description of Guarantees -- Amendments and Assignment," plus any voting rights required by law.

     Each trust agreement may be amended from time to time by Old National and the property trustee, without the consent of the holders of the capital securities:

     - to cure any ambiguity, correct or supplement any provisions in the trust agreement that may be inconsistent with any other provision, or to address matters or questions arising under the trust agreement in a way which is consistent with the other provisions of the trust agreement; or

     - to modify, eliminate or add to any provisions of the trust agreement if necessary to ensure that the ONB Trust will be classified for United States federal income tax purposes as a grantor trust or to ensure that the ONB Trust will not be required to register as an "investment company" under the Investment Company Act.

     However, in the case of the first clause, the action must not adversely affect in any material respect the interests of any holder of capital securities and common securities. Any amendment of the trust agreement becomes effective when Old National gives notice of the amendment to the holders of the capital securities and common securities.

     Each trust agreement may be amended by Old National and the property trustee with:

     - the consent of holders representing not less than a majority (based upon liquidation amounts) of the outstanding capital securities and common securities; and

     - receipt by the property trustee of an opinion of counsel experienced in such matters to the effect that the amendment or the exercise of any power granted to the issuer trustees in accordance with the amendment will not affect the ONB Trust's status as a grantor trust for United States federal income tax purposes or the ONB Trust's exemption from status as an "investment company" under the Investment Company Act.

     However, without the consent of each holder of capital securities and common securities, no amendment may:

     - change the amount or timing of any distribution on the capital securities and common securities or otherwise adversely affect the amount of any distribution required to be made in respect of the capital securities and common securities as of a specified date; or

     - restrict the right of a holder of capital securities and common securities to sue for the enforcement of any distribution payment.

     The property trustee is required to notify each holder of capital securities whenever the property trustee is notified of a default with respect to the corresponding junior subordinated debentures. Furthermore, so long as any junior subordinated debentures are held by the property trustee, the issuer trustees are not permitted to:

     - direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the indenture, or execute any trust or power conferred on the property trustee with respect to the junior subordinated debentures;

     - waive any past default that is waivable under the indenture governing the junior subordinated debentures;

     - exercise any right to rescind or annul a declaration that the principal of all the junior subordinated debentures shall be due and payable; or

     - give a required consent to any amendment, modification or termination of the indenture, the applicable securities resolution or the junior subordinated debentures unless, in each case, they first obtain the approval of the holders of a majority in aggregate liquidation amount of all outstanding capital securities. However, where the indenture requires the consent of each affected holder of junior subordinated debentures, the property trustee cannot give the consent without first obtaining the consent of each holder of the capital securities. The property trustee cannot revoke any action previously authorized or approved by a vote of the holders of the capital securities except by subsequent vote of the holders of the capital securities.

     In addition to obtaining approval of the holders of the capital securities as described above, the issuer trustees are required to obtain an opinion of counsel to the effect that the proposed action will not cause the ONB Trust to be classified as a corporation for United States federal income tax purposes.

     Any required approval of holders of capital securities may be given either at a meeting of holders of capital securities or pursuant to a written consent. The property trustee must notify record holders of capital securities of any meeting in the manner set forth in each trust agreement.

     No vote or consent of the holders of capital securities will be required for an ONB Trust to redeem and cancel its capital securities in accordance with the applicable trust agreement.

     Whenever holders of capital securities are entitled to vote or consent under any of the circumstances described above, neither Old National nor the issuer trustees will be permitted to vote. For purposes of any vote or consent, any of the capital securities that Old National owns (or that are owned by the issuer trustees or Old National's affiliates) will be treated as if they were not outstanding.

PAYMENT AND PAYING AGENCY

     The depositary for the capital securities will make payments in respect of the capital securities by crediting the relevant accounts at the depositary on the applicable distribution dates. If any capital securities of an ONB Trust are not held by the depositary, then the paying agent will mail checks to registered holders of the capital securities as their addresses appear on its register. Unless otherwise specified in the applicable prospectus supplement, the paying agent shall initially be the property trustee and any co-paying agent chosen by the property trustee and acceptable to the administrators and to Old National. The paying agent can resign upon 30 days' written notice to the property trustee and to Old National. If the property trustee resigns as paying agent, the property trustee will appoint a bank or trust company acceptable to the administrators to act as paying agent.

REGISTRAR AND TRANSFER AGENT

     Unless otherwise specified in the applicable prospectus supplement, the property trustee will act as registrar and transfer agent for the capital securities.

     Each ONB Trust will register transfers of its capital securities without charge, but will require payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The ONB Trusts will not register transfers of their capital securities after the relevant capital securities are called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

     The property trustee undertakes to perform only the duties that are specifically set forth in each trust agreement, other than during the continuance of a trust event of default. After a trust event of default, the property trustee is required to exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the property trustee has no obligation to exercise any of its powers under the applicable trust agreement at the request of any holder of capital securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that it might incur by doing so. If no trust event of default has occurred and is continuing and the property trustee is required to decide between alternative courses of action, construe ambiguous provisions in the applicable trust agreement or is unsure of the application of any provision of the applicable trust agreement, then Old National will have the right to tell the property trustee which action to take unless the matter is one on which holders of capital securities are entitled to vote. If Old National doesn't give any directions, the property trustee will take whatever action it deems advisable and in the best interests of the holders of the capital securities and common securities. The property trustee will have no liability except for its own bad faith, negligence or willful misconduct.

MISCELLANEOUS

     The property trustee and the administrators are authorized and directed to operate the ONB Trusts in such a way that:

     - no ONB Trust will be:

      -- deemed to be an "investment company" required to be registered under the Investment Company Act or

      -- classified as an association taxable as a corporation for United States federal income tax purposes; and


     - the junior subordinated debentures will be treated as Old National's indebtedness for United States federal income tax purposes.


     Holders of the capital securities have no preemptive or similar rights.

     No ONB Trust may borrow money or issue debt or mortgage or pledge any of its assets.

                           DESCRIPTION OF GUARANTEES

     When the capital securities and common securities of any series are issued by an ONB Trust, Old National will execute and deliver a guarantee agreement for the benefit of the holders of the capital securities of that series. The guarantee agreement will be qualified as an indenture under the Trust Indenture Act. Bank One Trust Company, NA will act as guarantee trustee under each guarantee for the purposes of compliance with the Trust Indenture Act, and will hold the guarantee for the benefit of the holders of the related ONB Trust's capital securities.

     Old National has summarized certain provisions of the guarantees below. This summary is not complete. The form of the guarantee agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part, and you should read the guarantee agreement for provisions that may be important to you. Reference in this summary to capital securities means that ONB Trust's capital securities to which a guarantee relates.

GENERAL

     Old National will promise to pay the guarantee payments to the holders of the capital securities, as and when due, regardless of any defense, right of set-off or counterclaim that the ONB Trust may have or assert other than the defense of payment. Old National's obligations under the guarantee will rank equal to the corresponding junior subordinated debentures and will be junior and subordinated to the Senior Debt.

The guarantee payments include the following, to the extent not paid by or on behalf of the related ONB Trust:

     - any accumulated and unpaid distributions required to be paid on the capital securities, but only if and to the extent that the applicable ONB Trust has funds on hand available for the distributions at that time;

     - the redemption price with respect to any capital securities called for redemption, if and to the extent that the applicable ONB Trust has funds on hand available to pay the redemption price at that time; or

     - upon a voluntary or involuntary termination, winding up or liquidation of an ONB Trust (unless the corresponding junior subordinated debentures are distributed to the holders of the capital securities), the lesser of:

      -- the liquidation distribution; and

      -- the amount of assets of the applicable ONB Trust remaining available for distribution to holders of capital securities.

     Old National's obligation to make a guarantee payment may be satisfied either by Old National's direct payment of the required amounts to the holders of the applicable capital securities or by causing the ONB Trust to pay them.

     Each guarantee will be an irrevocable guarantee on a junior subordinated basis of the related ONB Trust's obligations in respect of the capital securities, but will apply only to the extent that the related ONB Trust has funds sufficient to make the required payments. If Old National does not make interest payments on the junior subordinated debentures held by an ONB Trust, the ONB Trust will not be able to pay distributions on its capital securities.

     Old National has also agreed to guarantee the obligations of the ONB Trusts with respect to the common securities to the same extent as the guarantee to holders of the capital securities. However, if there is an event of default with respect to a corresponding junior subordinated debenture, holders of capital securities issued by that ONB Trust will have priority over holders of common securities issued by that ONB Trust.

STATUS OF THE GUARANTEES

     Each guarantee will constitute Old National's unsecured obligation and will rank subordinate and junior in right of payment to all of Old National's Senior Debt.

     Each guarantee will rank equally with all other guarantees Old National issues relating to capital securities issued by the ONB Trusts. Each guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against Old National as the guarantor to enforce its rights under the guarantee without first suing anyone else). Each guarantee will be held for the benefit of the holders of the related capital securities. Each guarantee will be discharged only by payment of the guarantee payments in full (to the extent not paid by the ONB Trust) or by distribution of the corresponding junior subordinated debentures to the holders of the capital securities. None of the guarantees places a limitation on the amount of additional Senior Debt or subordinated debt that Old National may incur. Old National expects from time to time to incur additional indebtedness constituting Senior Debt.

AMENDMENTS AND ASSIGNMENT

     Except with respect to any changes which do not adversely affect the rights of holders of the related capital securities in any material respect (in which case no vote will be required), no guarantee may be amended without the prior approval of the holders of not less than a majority of the aggregate liquidation amount of the related outstanding capital securities. The manner of obtaining any required approval will be as set forth under "Description of Capital Securities -- Voting Rights; Amendment of Each Trust Agreement." All guarantees and agreements contained in each guarantee agreement will bind Old National's successors, assigns, receivers, trustees and representatives and will benefit the holders of the related capital securities then outstanding.

EVENTS OF DEFAULT

     Old National will be in default under any guarantee agreement if (a) Old National doesn't make required payments or (b) Old National is notified that it has not performed some other obligation and have not cured that failure within 90 days.

     The holders of a majority in aggregate liquidation amount of the related capital securities have the right:

     - to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the guarantee agreement; or

     - to direct the exercise of any power conferred upon the guarantee trustee under the guarantee agreement.

Holders of a majority in aggregate liquidation amount of the related capital securities also have the right to waive any past event of default and its consequences.

     Any holder of the capital securities may institute a legal proceeding directly against Old National to enforce the ONB Trust's rights under the guarantee agreement without first instituting a legal proceeding against the ONB Trust, the guarantee trustee or anyone else.

     As guarantor, Old National is required to file annually with the guarantee trustee a certificate stating whether or not Old National is in compliance with all the conditions and covenants applicable to Old National under the guarantee agreement.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

     The guarantee trustee will perform only the duties that are specifically set forth in each guarantee agreement, other than during the occurrence and continuance of a default by Old National in performance of any guarantee. After Old National defaults and while the default continues, the guarantee trustee must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision and so long as no default under the applicable guarantee agreement has occurred and is continuing, the guarantee trustee is under no obligation to exercise any of the powers vested in it by any guarantee agreement at the request of any holder of any capital securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that it might incur by doing so.

TERMINATION OF THE GUARANTEES

     Each guarantee will terminate upon full payment of the redemption price of the related capital securities, upon full payment of the amounts payable upon liquidation of the related ONB Trust or upon distribution of corresponding junior subordinated debentures to the holders of the related capital securities. Each guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the related capital securities must restore payment of any sums paid under the capital securities or the guarantee.

                   RELATIONSHIP AMONG THE CAPITAL SECURITIES,
                THE CORRESPONDING JUNIOR SUBORDINATED DEBENTURES
                               AND THE GUARANTEES

FULL AND UNCONDITIONAL GUARANTEE

     Old National irrevocably guarantees payments of distributions and other amounts due on the capital securities (to the extent the applicable ONB Trust has funds available for the payment of the distributions) as and to the extent set forth under "Description of Guarantees." Taken together, Old National's obligations under each series of junior subordinated debentures, the related securities resolution, the indenture, the related trust agreement and the related guarantee agreement provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the related series of capital securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes the full guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the ONB Trust's obligations under the capital securities. See "The ONB Trusts," "Description of Capital Securities," and "Description of Debt
Securities -- Certain Provisions Relating to Junior Subordinated Debentures Issued to the ONB Trusts."

     If and to the extent that Old National does not make payments on any series of corresponding junior subordinated debentures, the ONB Trust will not pay distributions or other amounts due on its capital securities. The guarantees do not cover payment of distributions when the related ONB Trust does not have sufficient funds to pay the distributions. In that event, the remedy for a holder of the capital securities issued by that trust is to institute a legal proceeding directly against Old National for enforcement of payment of the distributions to such holder. Old National's obligations under each guarantee are subordinate and junior in right of payment to all of Old National's Senior Debt.

SUFFICIENCY OF PAYMENTS

     As long as Old National makes payments when due on each series of junior subordinated debentures, those payments will be sufficient to cover distributions and other payments due on the related capital securities. This is primarily because:

     - the aggregate principal amount of each series of junior subordinated debentures will be equal to the sum of the aggregate stated liquidation amount of the related capital securities and related common securities;

     - the interest rate and interest and other payment dates on each series of junior subordinated debentures will match the distribution rate and distribution and other payment dates for the related capital securities;


     - Old National, as issuer of the junior subordinated debentures, has promised to pay any and all costs, expenses and liabilities of each ONB Trust except the ONB Trust's obligations under its capital securities; and


     - each trust agreement provides that the ONB Trust will not engage in any activity that is not consistent with the limited purposes of the ONB Trust.


     Old National has the right to set-off any payment Old National is otherwise required to make under the indenture if and to the extent Old National has already made, or is concurrently making, a payment under the related guarantee agreement.


ENFORCEMENT RIGHTS OF HOLDERS OF CAPITAL SECURITIES

     A holder of any capital security may institute a legal proceeding directly against Old National to enforce its rights under the related guarantee agreement without first instituting a legal proceeding against the guarantee trustee, the related ONB Trust or anyone else.

     Old National's default or event of default under any other senior or subordinated indebtedness would not necessarily constitute a trust event of default. However, in the event of payment defaults under, or acceleration of, Old National's Senior Debt, the subordination provisions of the applicable securities resolution will provide that no payments may be made in respect of the corresponding junior subordinated debentures until the Senior Debt has been paid in full or any payment default thereunder has been cured or waived. Old National's failure to make required payments on any series of corresponding junior subordinated debentures would constitute a trust event of default.

LIMITED PURPOSE OF ONB TRUSTS

     Each ONB Trust's capital securities evidence undivided beneficial ownership interests in the assets of that ONB Trust, and each ONB Trust exists for the sole purposes of issuing its capital securities and common securities, investing the proceeds in junior subordinated debentures and engaging in only those other activities necessary, convenient or incidental to those purposes. A principal difference between the rights of a holder of a capital security and a holder of a corresponding junior subordinated debenture is that the holder of a junior subordinated debenture is entitled to receive from Old National the principal amount of and interest accrued on the junior subordinated debenture held, while the holder of a capital security is entitled to receive distributions from the ONB Trust (or from Old National under the applicable guarantee agreement) if and to the extent the ONB Trust has funds available for the payment of the distributions.

RIGHTS UPON TERMINATION


     Upon any voluntary or involuntary termination of any ONB Trust involving the liquidation of the junior subordinated debentures held by that ONB Trust, the holders of the related capital securities will be entitled to receive the liquidation distribution in cash, out of assets of the ONB Trust (and after satisfaction of creditors of the ONB Trust as provided by applicable law). See "Description of Capital Securities -- Liquidation Distribution upon Termination." If Old National becomes subject to any voluntary or involuntary liquidation or bankruptcy, the property trustee, as holder of the corresponding junior subordinated debentures, would be one of Old National's junior subordinated creditors. The property trustee would be subordinated in right of payment to all of Old National's Senior Debt, but it would be entitled to receive payment in full of principal and interest before Old National's stockholders receive payments or distributions. Old National is the guarantor under each guarantee agreement and pursuant to the indenture, as borrower, has agreed to pay all costs, expenses and liabilities of each ONB Trust (other than the ONB Trust's obligations to the holders of its capital securities). Accordingly, in the event of Old National's liquidation or bankruptcy, the positions of a holder of capital securities and of a holder of corresponding junior subordinated debentures are expected to be substantially the same relative to Old National's other creditors and to Old National's stockholders.


                              BOOK-ENTRY ISSUANCE

"STREET NAME" AND OTHER INDIRECT HOLDERS

     Investors who hold capital securities in accounts at banks or brokers will generally not be recognized as legal holders of capital securities. This is called holding in "Street Name." Instead, the applicable ONB Trust would recognize only the bank or broker that directly holds, or the financial institution the bank or broker uses to hold, its capital securities. These intermediary banks, brokers and other financial institutions pass along distributions and other payments on the capital securities, either because they agree to do so in their customer agreements or because they are legally required to. If you hold capital securities in "Street Name," you should check with your own institution to find out:

     - how it handles securities payments and notices,

     - whether it imposes fees or charges,

     - how it would handle voting if ever required,

     - whether and how you can instruct it to send you capital securities registered in your own name so you can be a direct holder as described below, and

     - how it would pursue rights under the capital securities if there were a default or other event triggering the need for holders to act to protect their interests.

DIRECT HOLDERS


     An ONB Trust's obligations, as well as the obligations of Old National, the trustees and those of any third parties employed by an ONB Trust, or the issuer trustees, run only to individuals, corporations or other entities who are registered as holders of capital securities. As noted above, an ONB Trust does not have obligations to a holder of capital securities who holds in "Street Name" or other indirect means, either because the holder chooses to hold capital securities in that manner or because the capital securities are issued in the form of global securities as described below. For example, once an ONB Trust makes payment to the registered holder, the ONB Trust has no further responsibility for the payment even if that holder is legally required to pass the payment along to a holder as a "Street Name" customer but does not do so.


GLOBAL SECURITIES


     The capital securities will be issued in the form of global securities, and, therefore, the ultimate beneficial owners can only be indirect holders. The global securities will be registered in the name of DTC or its nominee and the capital securities included in the global security may not be transferred in the name of any other direct holder unless the special circumstances described below occur. Any person wishing to own capital securities must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with DTC.


     Special Investor Considerations for Global Securities. As an indirect holder, an investor's rights relating to a global security will be governed by the account rules of the investor's financial institution and of DTC, as well as the general laws relating to securities transfers. An investor should be aware that because the capital securities are issued only in the form of global securities:

     - the investor will not be able to get the capital securities registered in his or her own name,

     - the investor will not be able to receive physical certificates for his or her interest in the capital securities,

     - the investor will be a "Street Name" holder and must look to his or her own bank or broker for payments on the capital securities and protection of his or her legal rights relating to the capital securities (see
       "-- 'Street Name' and Other Indirect Holders" above),

     - the investor may not be able to sell interests in the capital securities to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates,

     - DTC's policies will govern payments, transfers, exchange and other matters relating to the investor's interest in the global security (see "-- The DTC System" below; Old National, the ONB Trusts and the issuer trustees have no responsibility for any aspect of DTC's actions or for its records of ownership interests in the global security, nor do they supervise DTC in any way), and

     - payment for purchases and sales in the market for corporate bonds and notes is generally made in next-day funds. In contrast, DTC will usually require that interests in a global security be purchased or sold within its system using same-day funds. This difference could have some effect on how global security interests trade, but neither Old National nor any ONB Trust knows what the effect will be.

     Special Situations When Global Security Will Be Terminated. In a few special situations, the global security will terminate and interests in it will be exchanged for physical certificates representing capital securities. After the exchange, the choice of whether to hold capital securities directly or in "Street Name" will be up to the investor. Investors must consult their own bank or brokers to find out how to have their interests in capital securities transferred to their own name, so that they will be direct holders. The rights of "Street Name" investors and direct holders in the capital securities are described above under "-- 'Street Name' and Other Indirect Holders" and
"-- Direct Holders."

     The special situations for termination of a global security are:


     - DTC notifies Old National or an ONB Trust that it is unwilling, unable or no longer qualified to continue as the depositary for the capital securities;


     - Old National in its sole discretion determines that the global security will be exchangeable for certificated capital securities; or

     - an event of default under the trust agreement has occurred and has not been cured and the holders of a majority in liquidation amount of the outstanding capital securities determine that the global security will be exchangeable for certificated capital securities.

     When a global security terminates, DTC (and not Old National or the issuer trustees) is responsible for deciding the names of the institutions that will be the initial direct holders.

THE DTC SYSTEM

     DTC has advised Old National that it is a limited-purpose trust company created to hold securities for its participating organizations (the "Participations"). DTC also facilitates the clearance and settlement between Participants in transactions of securities deposited with DTC through changes in the account records of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The Underwriters are Participants in the DTC System. Access to DTC's system is also available to other entities such as securities brokers and dealers, banks and trust companies that work through a Participant (the "Indirect Participants").

     When you purchase capital securities through the DTC system, the purchases must be made by or through a Participant, who will receive credit for the capital securities on DTC's records. Since you actually own the capital securities, you are the beneficial owner and your ownership interest will only be recorded on the Participants' or Indirect Participants' records. DTC has no knowledge of your individual ownership of the capital securities. DTC's records only show the identity of the Participants and the amount of the capital securities held by or through them. You will not receive a written confirmation of your purchase or sale or any periodic statement directly from DTC. You will receive these from your Participant or Indirect Participant. Thus the Participants or Indirect Participants are responsible for keeping accurate account of the holdings of their customers like you.

     Any redemption notices will be sent by Old National and the applicable ONB Trust directly to DTC, who will in turn inform the Participants, who will then contact you as a beneficial holder. If less than all of the capital securities are being redeemed, DTC's current practice is to choose by lot the amount of the interest of each Participant to be redeemed. The Participant will then use an appropriate method to allocate the redemption price among its beneficial holders like you.

     It is DTC's current practice, upon receipt of any payment of distributions or liquidation amount, to credit Participants' accounts on the payment date based on their holdings of beneficial interests in the global securities as shown on DTC's records. In addition, it is DTC's current practice to assign any consenting or voting rights to Participants whose accounts are credited with capital securities on a record date by using an omnibus proxy. Payments by Participants to owners of beneficial interests in the global securities, and voting by Participants, will be based on the customary practices between the Participants and owners of beneficial interests, as is the case with the capital securities held for the account of customers registered in "Street Name." However, payments will be the responsibility of the Participants and not of DTC, the issuer trustees, the ONB Trusts or Old National.


     Old National has obtained the information concerning DTC and DTC's book-entry system from sources that Old National believes to be accurate, but Old National is not responsible for the accuracy of this information. In addition, Old National is not responsible for the performance by DTC, its Participants or any Indirect Participants of any of their obligations.


REGISTRATION OF JUNIOR SUBORDINATED DEBENTURES

     The junior subordinated debentures initially will be issued in certificated form and registered in the name of the property trustee. If in the future the junior subordinated debentures are distributed to the holders of capital securities in exchange for the capital securities and at that time the capital securities are represented by a global security, the junior subordinated debentures would also be represented by a global security. In this event, Old National expects that the book-entry arrangements applicable to the capital securities would be similar to those applicable to the junior subordinated debentures.

                                  UNDERWRITING

     The distribution of the securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Each prospectus supplement will describe the method of distribution of the debt securities offered therein.

     Old National or an ONB Trust may sell the securities in any one or more of the following ways from time to time:

     - to or through underwriters or dealers;

     - directly to one or more purchasers; or

     - through agents otherwise indicated in the prospectus supplement acting on a best efforts basis for the period of its appointment.


     Each prospectus supplement will set forth the terms of the offering of the securities being offered thereby, including the name or names of any underwriters or agents with whom Old National or an ONB Trust has entered into arrangements for the sale of the securities, the public offering or purchase price of those securities, the proceeds to Old National or an ONB Trust from such sale, any underwriting discounts and other items constituting underwriters' compensation, any discounts or concessions allowed or reallowed or paid to dealers, any commissions allowed or paid to agents, and the name of any securities exchange on which those securities may be listed. Only underwriters so named in the applicable prospectus supplement are deemed to be underwriters in connection with the securities offered thereby.



     The obligations of the underwriters to purchase those securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the securities of the series offered by any of us and described in the applicable prospectus supplement if they purchase any of those securities. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.


     Securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, by one or more firms ("remarketing firms") acting as principals for their own accounts or as agents for either of us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the securities remarketed thereby.

     If so indicated in the prospectus supplement, Old National or an ONB Trust will authorize agents, underwriters or dealers to solicit offers by certain institutions to purchase securities pursuant to delayed delivery contracts providing for payment and delivery on a future date. There may be limitations on the minimum amount which may be purchased by any such institutions or on the amount of the securities which may be sold pursuant to such contracts. Institutions with which such contracts may be made include:

     - commercial and savings banks,

     - insurance companies,

     - pension funds,

     - investment companies and

     - educational and charitable institutions.

     In each case, such institutions must be approved by Old National and/or an ONB Trust. The obligations of any such purchasers pursuant to such delayed delivery contracts will not be subject to any conditions except (a) the purchase by an institution of the particular securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject, and (b) if the particular securities are being sold to underwriters, we shall have sold to such underwriters all of those securities other than the securities covered by such arrangements. Underwriters will not have any responsibility in respect of the validity or performance of such contracts.

     If any underwriter or any selling group member intends to engage in stabilizing, syndicate short covering transactions, penalty bids or any other transaction in connection with the offering of securities that may stabilize, maintain, or otherwise affect the price of those securities, such intention and a description of such transactions will be described in the prospectus supplement.

     Agents and underwriters may be entitled under agreements entered into with Old National and/or the applicable ONB Trust to indemnification by Old National against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Certain of any such agents and underwriters, including their associates, may be customers of, engage in transactions with, or perform services for, Old National and its subsidiaries in the ordinary course of business.

                             CERTAIN LEGAL MATTERS

     Unless otherwise indicated in the applicable prospectus supplements, certain legal matters in connection with the securities will be passed upon (a) for Old National by Krieg DeVault Alexander & Capehart, LLP, Old National's legal counsel, (b) for the ONB Trusts (with respect to the validity of the capital securities under Delaware law) by Richards, Layton & Finger, P.A., Wilmington, Delaware, special Delaware counsel to Old National and the ONB Trusts, and (c) for any underwriters by Cleary, Gottlieb, Steen & Hamilton, Washington, D.C.

                                    EXPERTS


     The consolidated financial statements of Old National as of December 31, 1998 and December 31, 1997 and for each of the years ended December 31, 1998, 1997 and 1996 incorporated in this prospectus by reference to Old National's Annual Report on Form 8-K filed on December 1, 1999, have been so incorporated in reliance on the report of Arthur Andersen LLP, independent accountants, given on the authority of that firm as experts in auditing and accounting.


     Future audited financial statements incorporated in this prospectus by reference to future filings under the Exchange Act, as provided under "Where You Can Find More Information," will be so incorporated in reliance on the related report or reports of the firm of independent accountants auditing such financial statements, given on such authority of such firm, if and to the extent such filings include the consent of such firm to the incorporation of such report or reports herein.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                              TRUST PREFERRED SECURITIES (TRUPS(R))

                              ONB CAPITAL TRUST I
                      % TRUST PREFERRED SECURITIES (TRUPS(R))

                     FULLY, IRREVOCABLY AND UNCONDITIONALLY
                                 GUARANTEED BY

                              OLD NATIONAL BANCORP

                           -------------------------
                             PROSPECTUS SUPPLEMENT

                                           , 2000


                 (Including prospectus dated February 29, 2000)

                           -------------------------

SALOMON SMITH BARNEY

          MERRILL LYNCH & CO.


                     PAINE WEBBER INCORPORATED


                                 PRUDENTIAL SECURITIES INCORPORATED


                                          STIFEL, NICHOLAUS & COMPANY


                                                       INCORPORATED

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following is an estimate of the expenses which will be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions:

     To be borne by the Company:

                                                                  AMOUNT
                                                                TO BE PAID
                                                                ----------
Registration Fee............................................     $ 55,600
Printing and Engraving......................................     $ 20,000
Rating Agencies Fees........................................     $120,000
Accounting Fees and Expenses................................     $ 25,000
Legal Fees and Expenses.....................................     $150,000
Blue Sky Fees and Expenses..................................     $  3,000
Trustees Fees and Expenses..................................     $  6,000
Miscellaneous Expenses......................................     $ 14,500
                                                                 --------
     Total..................................................     $394,100
                                                                 ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company's Articles of Incorporation and By-Laws provide that the Company will indemnify any person who is or was a director, officer or employee of the Company or of any other corporation for which he is or was serving in any capacity at the request of the Company against all liability and expense that may be incurred in connection with any claim, action, suit or proceeding with respect to which such director, officer or employee is wholly successful or acted in good faith in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company or such other corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. A director, officer or employee of the Company is entitled to be indemnified as a matter of right with respect to those claims, actions, suits or proceedings where he has been wholly successful. In all other cases, such director, officer or employee will be indemnified only if the Board of Directors of the Company or independent legal counsel finds that he has met the standards of conduct set forth above.

     The Indiana Business Corporation Law provides in regard to indemnification of directors and officers as follows:

     23-1-37-8 INDEMNIFICATION OF DIRECTOR AGAINST LIABILITY

     Sec. 8.(a) A corporation may indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding if;

     (1) the individual's conduct was in good faith; and

     (2) the individual reasonably believed;

          (A) in the case of conduct in the individual's official capacity with the corporation, that the individual's conduct was in its best interest; and

          (B) in all other cases, that the individual's conduct was at least not opposed to its best interests; and

     (3) in the case of any criminal proceeding, the individual either;

          (A) had reasonable cause to believe the individual's conduct was lawful; or

          (B) had no reasonable cause to believe the individual's conduct was unlawful.

     (b) A director's conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection (a)(2)(B).

     (c) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this section.

     23-1-37-9 MANDATORY INDEMNIFICATION OF DIRECTOR AGAINST EXPENSE

     Sec. 9. Unless limited by its articles of incorporation, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because the director is or was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.

     23-1-37-13 OFFICERS, EMPLOYEES OR AGENTS; INDEMNIFICATION AND ADVANCE OF EXPENSE

     Sec. 13. Unless a corporation's articles of incorporation provide otherwise:

     (1) an officer of the corporation, whether or not a director, is entitled to mandatory indemnification under section 9 of this chapter, and is entitled to apply for court-ordered indemnification under section 11 of this chapter, in each case to the same extent as a director;

     (2) the corporation may indemnify and advance expenses under this chapter to an officer, employee, or agent of the corporation, whether or not a director, to the same extent as to a director; and

     (3) a corporation may also indemnify and advance expenses to an officer, employee, or agent whether or not a director, to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.

     23-1-37-15 INDEMNIFICATION RIGHTS UNDER ARTICLES OF INCORPORATION, BY-LAWS OR RESOLUTIONS

     Sec. 15. (a) The indemnification and advance for expenses provided for or authorized by this chapter does not exclude any other rights to indemnification and advance for expenses that a person may have under:

     (1) a corporation's articles of incorporation or bylaws;

     (2) a resolution of the board of directors or of the shareholders; or

     (3) any other authorization, whenever adopted, after notice, by a majority vote of all the voting shares then issued and outstanding.

     (b) If the articles of incorporation, by-laws, resolutions of the board of directors or of the shareholders, or other duly adopted authorization of indemnification or advance for expenses limit indemnification or advance for expenses, indemnification and advance for expenses are valid only to the extent consistent with the articles, by-laws, resolutions of the board of directors or of the shareholders, or other duly adopted authorization of indemnification or advance for expenses.

     (c) This chapter does not limit a corporation's power to pay or reimburse expenses incurred by a director, officer, employee, or agent in connection with the person's appearance as a witness in a proceeding at a time when the person has not been made a named defendant or respondent to the proceeding.

     In addition, the Company has purchased insurance policies which provide coverage for its directors and officers (subject to exceptions and limitations specified in the policies) against expenses (including attorney fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such legal proceeding.

     For the undertaking with respect to indemnification, see Item 17 below.

     Reference is made to the Underwriting Agreement, which is filed as Exhibit
1.1 to this Registration Statement, relating to the Company's obligations to indemnify the underwriters.

     Under each Trust Agreement, the Company will agree to indemnify the Trustees of each Issuer or and predecessor Trustee of each Issuer, and to hold the Trustees harmless against, any loss, damage, claims, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the Trust Agreement, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties under the Trust Agreement.

ITEM 16. EXHIBITS

     The following exhibits are filed herewith or incorporated by reference herein as part of this Registration Statement:


 1.1*         Form of Underwriting Agreement.
 3.1*         Old National Bancorp's Articles of Incorporation, as amended
              April 14, 1999.
 3.2          Old National Bancorp's By-Laws, as amended (incorporated by reference to Exhibit 3(ii) of the Company's Quarterly Report of Form 10-Q (Commission File No. 0-10888) for the quarter ended September 30, 1999).
 4.1*         Indenture, dated as of           , 1999, between Old
              National Bancorp and Bank One Trust Company, NA, as trustee.
 4.2*         Certificate of Trust of ONB Capital Trust I.
 4.3*         Trust Agreement of ONB Capital Trust I.
 4.4*         Certificate of Trust of ONB Capital Trust II.
 4.5*         Trust Agreement of ONB Capital Trust II.
 4.6*         Certificate of Trust of ONB Capital Trust III.
 4.7*         Trust Agreement of ONB Capital Trust III.
 4.8*         Certificate of Trust of ONB Capital Trust IV.
 4.9*         Trust Agreement of ONB Capital Trust IV.
 4.10*        Form of Amended and Restated Trust Agreement of ONB Capital
              Trust I, ONB Capital Trust II, ONB Capital Trust III and ONB
              Capital Trust IV.
 4.11*        Form of Capital Security Certificate for ONB Capital Trust
              I, ONB Capital Trust II, ONB Capital Trust III and ONB
              Capital Trust IV (included as Exhibit B of Exhibit 4.10).
 4.12*        Form of Guarantee Agreement for ONB Capital Trust I, ONB
              Capital Trust II, ONB Capital Trust III and ONB Capital
              Trust IV.
 5.1*         Opinion of Krieg DeVault Alexander & Capehart, LLP as to
              legality of the Junior Subordinated Debentures and the
              Guarantees to be issued by Old National Bancorp.
 5.2*         Opinion of Richards, Layton & Finger P.A. as to legality of the Capital Securities to be issued by ONB Capital Trust I.
 5.3*         Opinion of Richards, Layton & Finger P.A. as to legality of the Capital Securities to be issued by ONB Capital Trust II.
 5.4*         Opinion of Richards, Layton & Finger P.A. as to legality of the Capital Securities to be issued by ONB Capital Trust
              III.
 5.5*         Opinion of Richards, Layton & Finger P.A. as to legality of the Capital Securities to be issued by ONB Capital Trust IV.
 8.1*         Opinion of Krieg DeVault Alexander & Capehart, LLP as to
              certain federal income tax matters.
12.1          Computation of Ratio of Earnings to Fixed Charges.
23.1          Consent of Arthur Anderson LLP.
23.2          Consent of Krieg DeVault Alexander & Capehart, LLP (included in Exhibit 5.1).
23.3          Consent of Richards, Layton & Finger P.A. (included in
              Exhibit 5.2).
23.4          Consent of Krieg DeVault Alexander & Capehart, LLP (included in Exhibit 8.1).
25.1*         Powers of Attorney.

26.1*         Form T-1 Statement of Eligibility of Bank One Trust Company,
              NA to act as
              Trustee under the Indenture and as Guarantee Trustee under the
              Guarantees for the benefit of the holders of Capital
              Securities of
              ONB Capital Trust I, ONB Capital Trust II, ONB Capital Trust
              III and
              ONB Capital Trust IV.
26.2*         Form T-1 Statement of Eligibility of Bank One Trust Company,
              NA to act as
              Property Trustee under the Amended and Restated Trust
              Agreement of
              ONB Capital Trust I.
26.3*         Form T-1 Statement of Eligibility of Bank One Trust Company,
              NA to act as
              Property Trustee under the Amended and Restated Trust
              Agreement of
              ONB Capital Trust II.
26.4*         Form T-1 Statement of Eligibility of Bank One Trust Company,
              NA to act as
              Property Trustee under the Amended and Restated Trust
              Agreement of
              ONB Capital Trust III.
26.5*         Form T-1 Statement of Eligibility of Bank One Trust Company,
              NA to act as
              Property Trustee under the Amended and Restated Trust
              Agreement of
              ONB Capital Trust IV.

-------------------------
* Previously filed

ITEM 17. UNDERTAKING

     The undersigned hereby undertake:

     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, reflect a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

     Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by a registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of a registrant's Annual Report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of each Registrant pursuant to the provisions described in Item 15 above, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by each Registrant of expenses incurred or paid by a director, officer or controlling person of each Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned hereby undertake that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, Old National Bancorp certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, State of Indiana, on February 29, 2000.


                                          OLD NATIONAL BANCORP


                                          By:     /s/ James A. Risinger

                                            ------------------------------------

                                              James A. Risinger,


                                              Chairman, President and Chief
                                              Executive Officer



     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement or amendment thereto has been signed by the following persons in the capacities indicated below as of February 29, 2000.



                    NAME                                               TITLE
                    ----                                               -----

            /s/ James A. Risinger              Chairman of the Board, Director, President and Chief
---------------------------------------------  Executive Officer (Chief Executive Officer)
              James A. Risinger

             /s/ John S. Poelker               Senior Vice President and Chief Financial Officer
---------------------------------------------  (Principal Financial Officer and Principal Accounting
               John S. Poelker                 Officer)

              DAVID L. BARNING*                Director
---------------------------------------------
              David L. Barning

              RICHARD J. BOND*                 Director
---------------------------------------------
               Richard J. Bond

               ALAN W. BRAUN*                  Director
---------------------------------------------
                Alan W. Braun

             WAYNE A. DAVIDSON*                Director
---------------------------------------------
              Wayne A. Davidson

              LARRY E. DUNIGAN*                Director
---------------------------------------------
              Larry E. Dunigan

              DAVID E. ECKERLE*                Director
---------------------------------------------
              David E. Eckerle

             PHELPE L. LAMBERT*                Director
---------------------------------------------
              Phelpe L. Lambert

             RONALD B. LANKFORD*               Director
---------------------------------------------
             Ronald B. Lankford

               LUCIEN H. MEIS*                 Director
---------------------------------------------
               Lucien H. Meis

              LOUIS L. MERVIS*                 Director
---------------------------------------------
               Louis L. Mervis

             LAWRENCE D. PRYBIL*               Director
---------------------------------------------
             Lawrence D. Prybil

                    NAME                                               TITLE
                    ----                                               -----
               JOHN N. ROYSE*                  Director
---------------------------------------------
                John N. Royse

            MARJORIE Z. SOYUGENC*              Director
---------------------------------------------
            Marjorie Z. Soyugenc

             CHARLES D. STORMS*                Director
---------------------------------------------
              Charles D. Storms

*By: /s/ JEFFRY L. KNIGHT
     --------------------------------------------------
     Attorney-in-Fact

Print Name:    JEFFREY L. KNIGHT
          -------------------------

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, ONB Capital Trust I certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, State of Indiana, on February 29, 2000.


                                          ONB CAPITAL TRUST I

                                          By Old National Bancorp, as Depositor


                                          By:     /s/ James A. Risinger

                                            ------------------------------------

                                          Title: Chairman, President and Chief
                                          Executive Officer



     Pursuant to the requirements of the Securities Act of 1933, as amended, ONB Capital Trust II certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, State of Indiana, on February 29, 2000.


                                          ONB CAPITAL TRUST II

                                          By Old National Bancorp, as Depositor


                                          By:     /s/ James A. Risinger

                                            ------------------------------------

                                          Title: Chairman, President and Chief
                                          Executive Officer



     Pursuant to the requirements of the Securities Act of 1933, as amended, ONB Capital Trust III certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, State of Indiana, on February 29, 2000.


                                          ONB CAPITAL TRUST III

                                          By Old National Bancorp, as Depositor


                                          By:     /s/ James A. Risinger

                                            ------------------------------------

                                          Title: Chairman, President and Chief
                                          Executive Officer



     Pursuant to the requirements of the Securities Act of 1933, as amended, ONB Capital Trust IV certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, State of Indiana, on February 29, 2000.


                                          ONB CAPITAL TRUST IV

                                          By Old National Bancorp, as Depositor


                                          By:     /s/ James A. Risinger

                                            ------------------------------------

                                          Title: Chairman, President and Chief
                                          Executive Officer

                                 EXHIBIT INDEX


                                                                            SEQUENTIALLY
EXHIBIT                            DESCRIPTION                             NUMBERED PAGES
-------                            -----------                             --------------
  1.1 *    Form of Underwriting Agreement..............................
  3.1 *    Registrant's Articles of Incorporation, as amended April 14,
           1999........................................................
  3.2      Registrant's By-laws, as amended (incorporated by reference to Exhibit (ii) of the Registrant's Quarterly Report on Form
           10-Q (Commission File No. 0-10888) for the quarter ended
           September 30, 1999).........................................
  4.1 *    Indenture, dated as of                , 1999, between Old
           National Bancorp and Bank One Trust Company, NA, as
           Trustee.....................................................
  4.2 *    Certificate of Trust of ONB Capital Trust I.................
  4.3 *    Trust Agreement of ONB Capital Trust I......................
  4.4 *    Certificate of Trust of ONB Capital Trust II................
  4.5 *    Trust Agreement of ONB Capital Trust II.....................
  4.6 *    Certificate of Trust of ONB Capital Trust III...............
  4.7 *    Trust Agreement of ONB Capital Trust III....................
  4.8 *    Certificate of Trust of ONB Capital Trust IV................
  4.9 *    Trust Agreement of ONB Capital Trust IV.....................
  4.10*    Form of Amended and Restated Trust Agreement of ONB Capital
           Trust I, ONB Capital Trust II, ONB Capital Trust III and ONB
           Capital Trust IV............................................
  4.11*    Form of Capital Security Certificate for ONB Capital Trust
           I, ONB Capital Trust II, ONB Capital Trust III and ONB
           Capital Trust IV (included as Exhibit B to Exhibit 4.10)....
  4.12*    Form of Guarantee Agreement for ONB Capital Trust I, ONB
           Capital Trust II, ONB Capital Trust III and ONB Capital
           Trust IV....................................................
  5.1 *    Opinion of Krieg DeVault Alexander & Capehart, LLP as to
           legality of the Junior Subordinated Debentures and the
           Guarantees to be issued by Old National Bancorp.............
  5.2 *    Opinion of Richards, Layton & Finger P.A. as to legality of the Capital Securities to be issued by ONB Capital Trust
           I...........................................................
  5.3 *    Opinion of Richards, Layton & Finger P.A. as to legality of the Capital Securities to be issued by ONB Capital Trust
           II. ........................................................
  5.4 *    Opinion of Richards, Layton & Finger P.A. as to legality of the Capital Securities to be issued by ONB Capital Trust
           III. .......................................................
  5.5 *    Opinion of Richards, Layton & Finger P.A. as to legality of the Capital Securities to be issued by ONB Capital Trust
           IV. ........................................................
  8.1 *    Opinion of Krieg DeVault Alexander & Capehart, LLP as to
           certain federal income tax matters..........................
 12.1      Computation in support of ratios of earnings to fixed
           charges.....................................................
 23.1      Consent of Arthur Anderson LLP..............................
 23.2      Consent of Krieg DeVault Alexander & Capehart, LLP (included in Exhibit 5.1).............................................
 23.3      Consent of Richards, Layton & Finger P.A. (included in
           Exhibit 5.2)................................................
 23.4      Consent of Krieg DeVault Alexander & Capehart, LLP (included in Exhibit 8.1).............................................
 25.1 *    Powers of Attorney..........................................
 26.1 *    Form T-1 Statement of Eligibility and Qualification under
           the Trust Indenture Act of 1939 of Bank One Trust Company,
           NA as Trustee under the Indenture and under the Guarantees for the benefit of the holders of Capital Securities of ONB
           Capital Trust I, ONB Capital Trust II, ONB Capital Trust III
           and ONB Capital Trust IV....................................

                                                                            SEQUENTIALLY
EXHIBIT                            DESCRIPTION                             NUMBERED PAGES
-------                            -----------                             --------------
 26.2 *    Form T-1 Statement of Eligibility of Bank One Trust Company,
           NA to act as Property Trustee under the Amended and Restated
           Trust Agreement for the benefit of the holders of Capital
           Securities of ONB Capital Trust I...........................
 26.3 *    Form T-1 Statement of Eligibility of Bank One Trust Company,
           NA to act as Property Trustee under the Amended and Restated
           Trust Agreement for the benefit of the holders of Capital
           Securities of ONB Capital Trust II..........................
 26.4 *    Form T-1 Statement of Eligibility of Bank One Trust Company,
           NA to act as Property Trustee under the Amended and Restated
           Trust Agreement for the benefit of the holders of Capital
           Securities of ONB Capital Trust III.........................
 26.5 *    Form T-1 Statement of Eligibility of Bank One Trust Company,
           NA to act as Property Trustee under the Amended and Restated
           Trust Agreement for the benefit of the holders of Capital
           Securities of ONB Capital Trust IV..........................

------------------
*Previously filed.